Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

Dated as of February 16, 2012

by and among

THE TALBOTS, INC.,

THE TALBOTS GROUP, LIMITED PARTNERSHIP,

and

TALBOTS CLASSICS FINANCE COMPANY, INC.,

as the Borrowers,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

for itself, as a Lender and as Agent for all Lenders,

GA CAPITAL, LLC

as Syndication Agent

GB MERCHANT PARTNERS, LLC

as Documentation Agent

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

****************************************

TABLE OF CONTENTS

ARTICLE I.	TERM LOAN FACILITY	1
1.1	Term Loan	1
1.2	Term Notes	1
1.3	Interest	2
1.4	Loan Accounts	3
1.5	Protective Advances	3
1.6	Scheduled Installments	4
1.7	Optional Prepayments of Term Loan	4
1.8	Mandatory Payments and Prepayments of Term Loan	5
1.9	Fees	7
1.10	Payments by the Borrowers	8
1.11	Settlement	10
1.12	Borrower Representative	11
ARTICLE II.	CONDITIONS PRECEDENT	11
2.1	Conditions of Initial Loans	11
ARTICLE III.	REPRESENTATIONS AND WARRANTIES	14
3.1	Corporate Existence and Power	14
3.2	Corporate Authorization; No Contravention	14
3.3	Governmental Authorization	15
3.4	Binding Effect	15
3.5	Litigation	15
3.6	No Default	16
3.7	ERISA Compliance	16
3.8	Use of Proceeds; Margin Regulations	18
3.9	Ownership of Property; Liens	18
3.10	Taxes	18
3.11	Financial Condition.	19
3.12	Environmental Matters	20
3.13	Regulated Entities	20
3.14	Solvency	20
3.15	Labor Relations	21

3.16	Intellectual Property	21
3.17	Brokers’ Fees; Transaction Fees	22
3.18	Insurance	22
3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock	22
3.20	Jurisdiction of Organization; Chief Executive Office	23
3.21	Locations of Inventory, Equipment and Books and Records	23
3.22	Deposit Accounts and Other Accounts	23
3.23	Government Contracts	23
3.24	Trade Relations	23
3.25	Bonding; Licenses	23
3.26	Subordinated Debt	23
3.27	Full Disclosure	24
3.28	Foreign Assets Control Regulations and Anti-Money Laundering	24
3.29	Patriot Act; Proceeds of Crime Act	24
3.30	Security Documents	25
3.31	J. Jill Entities	26
ARTICLE IV.	AFFIRMATIVE COVENANTS	26
4.1	Financial Statements	26
4.2	Appraisals; Certificates; Other Information	27
4.3	Notices	32
4.4	Preservation of Corporate Existence, Etc	35
4.5	Maintenance of Property	35
4.6	Insurance	36
4.7	Payment of Obligations	37
4.8	Compliance with Laws	38
4.9	Inspection of Property and Books and Records.	38
4.10	Use of Proceeds	39
4.11	Cash Management Systems	40
4.12	Leases	41
4.13	Further Assurances.	42
4.14	Environmental Matters	44
4.15	Reserved	44
4.16	Lien Searches	44

-ii-

4.17	Maintenance of New York Process Agent	44
4.18	Canadian Pension Benefit Plans	45
ARTICLE V.	NEGATIVE COVENANTS	45
5.1	Limitation on Liens	45
5.2	Disposition of Assets	47
5.3	Consolidations and Mergers	48
5.4	Acquisitions; Loans and Investments	49
5.5	Limitation on Indebtedness	51
5.6	Employee Loans and Transactions with Affiliates	52
5.7	Compensation	53
5.8	Margin Stock; Use of Proceeds	53
5.9	Contingent Obligations	53
5.10	Compliance with ERISA; and Canadian Pension Plan	54
5.11	Restricted Payments	55
5.12	Change in Business	55
5.13	Change in Structure	55
5.14	Changes in Accounting, Name or Jurisdiction of Organization	55
5.15	Amendments to Subordinated Indebtedness	56
5.16	No Negative Pledges	56
5.17	OFAC; Patriot Act, Proceeds of Crime Act	57
5.18	Sale-Leasebacks	57
5.19	Hazardous Materials	57
5.20	Prepayments of Other Indebtedness	57
5.21	Amendments or Waivers of ABL Loan Documents, the Supplemental L/C Facility Documents	57
5.22	Cash Accumulation	57
5.23	Reserved.	58
5.24	Private Label Credit Card Agreements	58
5.25	J. Jill Entities; Merger Subsidiary	59
5.26	Excess Availability	59
ARTICLE VI.	[INTENTIONALLY OMITTED]	59
ARTICLE VII.	EVENTS OF DEFAULT	59
7.1	Events of Default	59

-iii-

7.2	Remedies	63
7.3	Rights Not Exclusive	63
ARTICLE VIII.	THE AGENT	63
8.1	Appointment and Duties	63
8.2	Binding Effect	65
8.3	Use of Discretion	65
8.4	Delegation of Rights and Duties	65
8.5	Reliance and Liability	65
8.6	Agent Individually	67
8.7	Lender Credit Decision	68
8.8	Expenses; Indemnities; Withholding	69
8.9	Resignation of Agent	70
8.10	Release of Collateral or Guarantors	70
8.11	Additional Secured Parties	71
8.12	Documentation Agent and Syndication Agent	72
8.13	Intercreditor Agreements	72
8.14	Information Regarding Bank Products and Secured Rate Contracts	72
8.15	Quebec Security	72
ARTICLE IX.	MISCELLANEOUS	73
9.1	Amendments and Waivers	73
9.2	Notices	74
9.3	Electronic Transmissions	75
9.4	No Waiver; Cumulative Remedies	77
9.5	Costs and Expenses	77
9.6	Indemnity	78
9.7	Marshaling; Payments Set Aside	79
9.8	Successors and Assigns	79
9.9	Assignments and Participations; Binding Effect	79
9.10	Non-Public Information; Confidentiality	83
9.11	Set-off; Sharing of Payments	85
9.12	Counterparts; Facsimile Signature	86
9.13	Severability	86
9.14	Captions	86

-iv-

9.15	Independence of Provisions	86
9.16	Interpretation	86
9.17	No Third Parties Benefited	87
9.18	Governing Law and Jurisdiction	87
9.19	Waiver of Jury Trial	88
9.20	Entire Agreement; Release; Survival	88
9.21	Patriot Act	89
9.22	Replacement of Lender	89
9.23	Joint and Several	90
9.24	Creditor-Debtor Relationship	91
9.25	Actions in Concert	91
ARTICLE X.	TAXES, YIELD PROTECTION AND ILLEGALITY	92
10.1	Taxes	92
10.2	Illegality	96
10.3	Increased Costs and Reduction of Return	96
10.4	Funding Losses	98
10.5	Inability to Determine Rates	98
10.6	Reserves on LIBOR Loans	98
10.7	Certificates of Lenders	98
ARTICLE XI.	DEFINITIONS	99
11.1	Defined Terms	99
11.2	Other Interpretive Provisions	131
11.3	Accounting Terms and Principles	132
11.4	Payments	133
11.5	Québec Matters	133
11.6	Language	133
11.7	Unlimited Liability Companies	133
11.8	Intercreditor Agreement	135

-v-

SCHEDULES

Schedule 1.1	Term Loan Commitments
Schedule 1.1(d)	Private Label Credit Card Agreements
Schedule 1.1(e)	Credit Card Agreements
Schedule 2.1(b)(ii)	Outstanding Secured Indebtedness
Schedule 3.5	Governmental Investigations
Schedule 3.7	ERISA
Schedule 3.9	Ownership of Property; Liens
Schedule 3.10	Audits
Schedule 3.11(a)	Historical Financial Statements
Schedule 3.11(b)	Pro Forma Financial Statements
Schedule 3.11(d)	Prior Indebtedness
Schedule 3.11(e)	Projections
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.17	Certain Transaction Fees
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding; Licenses
Schedule 4.2	Financial Reporting
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Affiliate Transactions
Schedule 5.9(c)	Contingent Obligations
Schedule 5.9(i)	J. Jill Sale Contingent Obligations
Schedule 11.1	Eligible Real Estate

EXHIBITS

Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Financial Statement Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Note

-vi-

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of February 16, 2012, by and among THE TALBOTS, INC., a Delaware corporation (the “Company”), THE TALBOTS GROUP, LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Talbots Group”), TALBOTS CLASSICS FINANCE COMPANY, INC., a Delaware corporation (“Talbots Finance”) (the Company, the Talbots Group and Talbots Finance are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”), the Company, as Borrower Representative, each other Person from time to time party hereto as a “Credit Party”, WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, “Wells Fargo”), as Agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested, and the Lenders have agreed, upon the terms and subject to the conditions set forth herein, to make available to the Borrowers, a term loan facility upon and subject to the terms and conditions set forth in this Agreement to provide for working capital, capital expenditures and other general corporate purposes of the Borrowers;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

TERM LOAN FACILITY

1.1 Term Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein: (i) each Term Loan FIFO Lender severally and not jointly agrees to make a FIFO Loan to the Borrowers on the Closing Date, in the amount set forth opposite such Term Loan FIFO Lender’s name in Schedule 1.1(a) under the heading “Term Loan FIFO Commitments”; and (ii) each Term Loan FILO Lender severally and not jointly agrees to make a FILO Loan to the Borrowers on the Closing Date, in the amount set forth opposite such Term Loan FILO Lender’s name in Schedule 1.1(a) under the heading “Term Loan FILO Commitments”. The Aggregate Term Loan Commitments shall expire upon the funding of the Term Loan by the Lenders. Once repaid, whether such payment is voluntary, scheduled or mandatory, no portion of the Term Loan may be reborrowed.

1.2 Term Notes. Each Term Loan made by each Lender shall be evidenced by this Agreement and, if requested by any Lender, a Note payable to the order of such Lender in the original principal amount of such Term Loan.

1.3 Interest.

(a) Subject to subsections 1.3(c), 1.3(d) and 10.2, each Term Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to LIBOR plus the Applicable Margin. The Agent shall determine interest rate on the Term Loan on the first Business Day of each calendar month and any change in such rate shall take effect on that date. Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Interest on each Term Loan shall be paid in arrears on the first day of each calendar month, commencing on March 1, 2012. Interest shall also be paid on the date of any payment or prepayment of the Term Loan.

(c) At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Term Loan from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding three percent (3.00%) per annum to (i) the Applicable Margin, plus LIBOR or (ii) the Alternative Rate, as the case may be. All such interest shall be payable on demand of Agent or the Required Lenders.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

1.4 Loan Accounts.

(a) Agent, on behalf of the Lenders, shall record on its books and records the amount of each Term Loan made, whether such Term Loan is a FIFO Loan or a FILO Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.

(b) Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrower Representative) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent and each Lender in each FIFO Loan or FILO Loan, as the case may be, and any assignment of any such interest, and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Term Loan Percentages of each Lender, (3) the amount of each Term Loan, (4) the amount of any principal or interest due and payable or paid and (5) any other payment received by Agent from a Borrower and its application to the Obligations.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Term Loans (including any Notes evidencing such Term Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Term Loans, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 and Section 9.9 shall be construed so that the Term Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d) The Credit Parties, Agent, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender, for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrowers, the Borrower Representative, Agent or such Lender during normal business hours and from time to time upon at least one Business Day’s prior notice. No Lender shall in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by Agent.

1.5 Protective Advances. Agent in its Permitted Discretion with the Consent of all Lenders shall be authorized at any time after the Closing Date, to make advances (“Protective Advances”) up to an aggregate principal amount not to exceed at any time $5,000,000, if Agent deems such Protective Advances necessary or desirable to preserve or protect Term Priority Collateral, or to enhance the collectability or repayment of the

Obligations. Each Lender shall participate in each Protective Advance in accordance with its Term Loan Percentage. All Protective Advances shall constitute Term Loans, shall bear interest at the LIBOR plus the Applicable Margin and the default rate under subsection 1.3(c), and shall be due and payable upon demand of the Agent.

1.6 Scheduled Installments. The Borrowers promise to repay the Term Loan on the Maturity Date and at the dates and in the amounts set forth below (each such, including the payment on the Maturity Date, a “Scheduled Installment”):

Amortization Schedule A
Date	Payment Amount
April 30 , 2012	$500,000
July 31, 2012	$500,000
October 31, 2012	$500,000
January 31, 2013	$500,000
April 30, 2013	$500,000
July 31, 2013	$500,000
October 31, 2013	$500,000
January 31, 2014	$500,000
April 30, 2014	$500,000
July 31, 2014	$500,000
October 31, 2014	$500,000
January 31, 2015	$500,000
April 30, 2015	$500,000
July 31, 2015	$500,000
October 31, 2015	$500,000
January 31, 2016	$500,000
April 30, 2016	$500,000
July 31, 2016	$500,000
October 31, 2016	$500,000
January 31, 2017	$500,000
Maturity Date	Outstanding principal balance

1.7 Optional Prepayments of Term Loan.

(a) Optional Prepayments Term Loan. The Borrowers may, upon prior notice by Borrower Representative to Agent, at any time and from time to time voluntarily prepay the Term Loan in whole or in part, provided that (i) such notice must be received by the Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment and (ii) any such prepayment shall be in a minimum amount equal to $1,000,000 and in increments of $500,000 in excess thereof or, if less, the entire principal amount of the Term Loan then outstanding.

(b) Notice. Once provided, any notice of an optional prepayment of the Term Loan shall not thereafter be revocable by the Borrowers or Borrower Representative and Agent will promptly notify each Lender thereof and of such Lender’s Term Loan Percentage of such prepayment, provided that any notice provided hereunder in connection with the refinancing in full of the Obligations may be revoked within 30 days of its issuance. In the case of any notice of prepayment, the payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrowers shall pay any amounts required pursuant to Sections 1.9 and 10.4.

1.8 Mandatory Payments and Prepayments of Term Loan.

(a) Termination Date. The Borrowers shall pay to the Lenders in full on the Termination Date the principal amount of the Term Loan outstanding on the Termination Date, together with any amounts required pursuant to Sections 1.9, 10.3(c) and 10.4.

(b) Term Priority Collateral. If a Credit Party shall at any time or from time to time:

(i) make a Disposition of any Term Priority Collateral;

(ii) suffer an Event of Loss with respect to Term Priority Collateral; or

(iii) after the occurrence and during the continuance of a Default or Event of Default receive any rents, profits or lease payments from third parties with respect to any Real Estate that constitutes Term Priority Collateral (“Rent Payment”)

then (A) the Borrower Representative shall promptly notify Agent of such Disposition, Event of Loss, or Rent Payment (including the amount of the estimated Net Proceeds to be received by a Credit Party in respect of such Disposition or Event of Loss, including any insurance proceeds) and (B) promptly upon receipt by a Credit Party of the Net Proceeds in excess of $50,000.00 in the aggregate in any Fiscal Year of such Disposition or Event of Loss, or such Rent Payment, the Credit Parties shall deliver, or cause to be delivered, such Net Proceeds or Rent Payment to Agent for distribution to the Lenders in accordance with their Term Loan Percentages as a prepayment of the Term Loan; provided that if (i) no Default or Event of Default has occurred and is continuing, (ii) the Borrower Representative has given Agent prior written notice of it or its Subsidiary intention to apply the Net Proceeds from such Event of Loss to the costs of repair or replacement of the properties or assets that are the subject of such Event of Loss, (iii) the Borrower Representative deposits or cause its Subsidiary to deposit the Net Proceeds therefrom into the Term Loan Priority Account, and (iv), the Borrower Representative or its Subsidiary as applicable, completes such repair or replacement, within 180 days after the initial receipt of such Net Proceeds, then the Credit Party whose assets were the subject of such Event of Loss shall have the option to apply such monies to the costs of repair or replacement of the assets that are the subject of such Event of Loss. Any portion of the Net Proceeds of such Event of Loss that has not been used by the applicable Credit Party within 180 days after receipt of the Net Proceeds to repair or replace the relevant assets shall be applied as a prepayment to the Term Loan in accordance with the terms and conditions hereof. Together with each prepayment under this Section 1.8(b) (other than prepayments in the aggregate amount of $250,000 in any Fiscal Year from the Disposition of Equipment), the Borrowers shall pay any amounts required pursuant to Sections 1.9 and 10.4.

(c) Issuance of Securities. Except to the extent applied to any obligations pursuant to the ABL Credit Agreement immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of the Net Issuance Proceeds in excess of $50,000 in the aggregate in any Fiscal Year from the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), the Credit Parties shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for distribution to the Lenders in accordance with their Term Loan Percentages as a prepayment of the Term Loan. Together with each prepayment under this Section 1.8(c) (other than prepayments in the aggregate amount of up to $250,000 in any Fiscal Year from the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder and (ii) Excluded Equity Issuances)) the Borrowers shall pay any amounts required pursuant to Sections 1.9 and 10.4.

(d) No Implied Consent. Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute Consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

(e) Application of Voluntary and Mandatory Prepayments. All voluntary prepayments made in accordance with Section 1.7, and all mandatory prepayments made in accordance with Section 1.8(b) or Section 1.8(c) shall reduce the Scheduled Installments in reverse order of maturity but shall not postpone the due date of any Scheduled Installments. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, monies to be applied to the Obligations, whether arising from payments by the Credit Parties, realization on Collateral, setoff or otherwise shall be allocated as set forth in Section 1.10(c)(2)

1.9 Fees.

(a) Fees. The Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in the Fee Letter.

(b) Administrative Fee. The Borrowers shall pay to Agent for Agent’s own account an Administrative Fee as set forth in the Fee Letter.

(c) Prepayment and Early Termination Fee. If (i) the Termination Date shall occur on or before the third anniversary of the Closing Date, or (ii) the Credit Parties shall make on or before the third anniversary of the Closing Date, a voluntary prepayment of the Term Loan pursuant to Section 1.7 or a mandatory prepayment of the Term Loan pursuant to Section 1.8(b) (other than as set forth in the last sentence of such Section) or Section 1.8(c) (other than as set forth in the last sentence of such Section), the Borrowers shall pay to Agent for distribution to the Lenders in accordance with their Term Loan Percentages (or, if applicable, as set forth in Section 1.10(c)(2), as liquidated damages, an amount equal to the Called Principal multiplied by the Applicable Premium Percentage, as determined by reference to the table below (the “Applicable Premium Percentage”). The Credit Parties agree that the amounts payable hereunder are a reasonable calculation of Lenders’ lost profits resulting from prepayments or early termination of the Term Loan.

Date of Termination Date or Voluntary or Mandatory Prepayment	Applicable Premium Percentage
On or before the first anniversary of the Closing Date	Four percent	(4%)
After the first anniversary of the Closing and on or before the second anniversary of the Closing Date	Two percent	(2%)
After the second anniversary of the Closing and on or before the third anniversary of the Closing Date	One Percent	(1%)

Notwithstanding the foregoing, provided no Event of Default exist or would arise as a result of such prepayment, if the Term Loan is prepaid on or before two hundred and seventy (270) days after the Closing Date in connection with a strategic merger, acquisition or similar transaction, each Term Lender agrees that if and to the extent such Term Lender provides a term loan to the Person acquiring or merging with the Credit Parties in connection with such transaction such Term Lender’s Applicable Premium Percentage shall be reduced to two (2%) percent with respect to the amount of the term loan provided by such Term Lender to such Person in connection with such transaction.

1.10 Payments by the Borrowers.

(a) All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by Agent later than 1:00 p.m. may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Borrower and each other Credit Party hereby irrevocably waives the right to direct the application of any and all payments in respect of any Obligation and any proceeds of Collateral.

(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) (1) So long as no Event of Default has occurred and is continuing, all payments received by Agent in respect of any Obligation, and all funds transferred to and credited to the Term Loan Priority Account (other than as permitted by the proviso in Section 1.8(b) above) shall be applied to the Obligations as follows:

first, to all amounts owing to Agent or the Lenders in respect of Protective Advances;

second, to payment of interest, fees, costs and expenses and any other amounts then due and payable by the Credit Parties under this Agreement and the other Loan Documents;

third, to payment of all Term Loans;

fourth, to the to the Borrower Representative’s operating account or for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses first, second and third above.

(2) Notwithstanding any other provision of this Agreement, during the continuance of an Event of Default, Agent shall apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through eighth below.

first, to all costs and expenses of Agent, including Attorney Costs, payable or reimbursable by the Credit Parties under the Loan Documents;

second, to all amounts owing to Agent or the Lenders in respect of Protective Advances;

third, to all costs and expenses of any Lender, including Attorney Costs, payable or reimbursable by the Credit Parties under the Loan Documents;

fourth, to all Obligations constituting fees (including fees payable under Section 1.9);

fifth, to all Obligations constituting interest;

sixth, to the outstanding principal amount of the FIFO Loans;

seventh, to the outstanding principal amount of the FILO Loans;

eighth, to all other Obligations; and

ninth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third, fourth, fifth, sixth, seventh and eighth, above.

(d) Agent is hereby authorized by the Borrowers to, and at its sole election may, charge to the Term Loan balance on behalf of each Borrower and cause to be paid all fees, expenses, charges, costs and interest and principal, other than principal of the Term Loans, owing by the Borrowers and the Credit Parties under this Agreement or any of the other Loan Documents if and to the extent the Credit Parties fail to pay promptly any such amounts as and when due. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Term Loans hereunder.

1.11 Settlement.

(a) At least once each calendar month or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Term Loan Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Term Loan. Subject to Section 1.10(c)(2), Agent shall pay to each Lender, in accordance with such Lender’s Term Loan Percentage, such Lender’s pro rata share of principal, interest and fees paid by the Borrowers since the previous Settlement Date for the benefit of such Lender on the Term Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. on the next Business Day following each Settlement Date.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Credit Party or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(c) Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems. Agent shall endeavor to provide prompt notice to the Borrower Representative of any modification, after the Closing Date, to any such procedures which directly impact actions taken, or to be taken, by any Credit Party hereunder or under any other Loan Document; provided that Agent shall have no liability to any Credit Party for the failure to provide any such notice.

1.12 Borrower Representative. Each Credit Party hereby designates and appoints the Company as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of requesting the Term Loans on the Closing Date, delivering certificates including Borrowing Base Certificates, giving instructions with respect to the disbursement of the proceeds of the Term Loans, executing Loan Documents on behalf of such Credit Party, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Credit Party or the Credit Parties under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Credit Parties. Each warranty, covenant, agreement and undertaking made on behalf of a Credit Party by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.

ARTICLE II.

CONDITIONS PRECEDENT

2.1 Conditions of Initial Loans. The obligation of each Lender to make its Term Loan hereunder is subject to satisfaction of the following conditions in a manner satisfactory to Agent:

(a) Loan Documents, Etc. Agent shall have received on or before the Closing Date all Loan Documents and all of the agreements, documents, instruments, legal opinions and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent;

(b) ABL Loan Documents and Certain Other Documents. Agent shall have received a duly executed certificate of a Responsible Officer of the Company, (i) attaching true, correct and complete, fully-executed copies of each of the ABL Loan Documents, as amended, each of which shall be in form and substance, and on terms and conditions, reasonably satisfactory to Agent, and (ii) certifying that the transactions contemplated under the ABL Loan Documents to be completed on the Closing Date shall have been consummated in accordance with the terms of the ABL Loan Documents;

(c) ABL Intercreditor Agreement. Agent and the Lenders shall have agreed to satisfactory intercreditor arrangements with the ABL Agent and the ABL Lenders, and Agent shall have received a fully executed ABL Intercreditor Agreement, in form and substance satisfactory to Agent and the Lenders, in full force and effect.

(d) Intentionally Omitted.

(e) Intentionally Omitted.

(f) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the other transactions contemplated hereby or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required;

(g) After giving effect to (i) the first funding of the Term Loans, (ii) payment of all fees and expenses associated in connection with this credit facility and the amendment of the ABL Credit Agreement; and (iii) any charges made in connection with the establishment of the credit facility contemplated hereby, Availability shall be not less than $100,000,000.

(h) Lease Payments. Agent shall have received satisfactory evidence that the Credit Parties shall have made all payments due and payable on or prior to the Closing Date under all leases and other agreements with respect to each leased location or warehouse location of the Credit Parties other than unpaid lease payments (i) relating to closed Stores (including, without limitation, Stores owned by J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (ii) which are the subject of a good faith, bona fide dispute (including such payments that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments), in each case, to the extent (x) consistent with past practices, and (y) reasonably satisfactory to Agent;

(i) Payment of Fees. The Borrowers shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date;

(j) Reserved.

(k) Completion of Due Diligence. Agent and its counsel shall have completed all legal due diligence (including, without limitation, legal due diligence with respect to all factoring and other sales arrangements with respect to Credit Card Receivables (including those arising from Private Label Credit Cards), Real Estate and Intellectual Property of the Borrowers and their Subsidiaries and with respect to the Credit Parties’ Benefit Plans), and Agent shall be reasonably satisfied with the results of such due diligence;

(l) Capital Structure. Agent shall be satisfied that the corporate structure, capital structure, ownership and management of the Company and its Subsidiaries is consistent with that previously disclosed to Agent and otherwise reasonably acceptable to Agent;

(m) Collateral Audits and Appraisals and Financial Information. Agent shall have received (a) the results of audits and collateral appraisals, in each case, as reasonably requested by the Agent and with results reasonably satisfactory to Agent and (b) all financial statements, models, projections and forecasts, in each case, as reasonably requested by the Agent;

(n) Reserved.

(o) Cash Dominion. Agent shall be satisfied that the ABL Agent and Agent have ABL Control Agreements providing for “full” cash dominion with respect to each ABL Control Account, securities, commodity or similar account maintained by any Credit Party as of the Closing Date; and

(p) Revolving Loan Commitment. Agent shall be satisfied that a Revolving Loan Commitment in an amount not less than $30,000,000 has been assigned to Wells Fargo and all conditions precedent to such assignment (including, without limitation, the receipt of any required consents to assignment under the ABL Loan Documents) have been satisfied.

(q) Other Agreements, Etc. Agent shall have received such other assurances, certificates, documents, agreements and information as Agent may reasonably request.

Without limiting the generality of the provisions of Section 8.5, for purposes of determining compliance with the conditions specified in this Article II, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are true, correct and complete:

3.1 Corporate Existence and Power. Each Credit Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company, limited partnership, unlimited company, unlimited liability company, unlimited liability corporation, general partnership or chartered national bank, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c) (i) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and (ii) is duly qualified as a foreign corporation, limited liability company, unlimited liability company, unlimited company, unlimited liability corporation or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(i) contravene the terms of any of that Person’s Organization Documents;

(ii) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii) violate any Requirement of Law.

3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents, (b) those obtained or made on or prior to the Closing Date and (c) for the recording and filing of this Agreement (and all required exhibits and schedules) with the Securities and Exchange Commission or other applicable Governmental Authority.

3.4 Binding Effect. This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

(b) could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. Except as set forth on Schedule 3.5, as of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral. No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect. Each Credit Party has timely and fully paid and performed its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for such payments or other obligations that (a) relate to closed Stores (including, without limitation, Stores owned by the J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (b)(i) are either (1) being contested in good faith by appropriate proceedings or (2) the subject of a good faith, bona fide dispute related to the leased premises (including such payments and such obligations that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments and such obligations) consistent with the practices of the Borrowers and their Subsidiaries on the Closing Date, provided that, in the case of this clause (2), upon receipt of any notice of default under the applicable lease, the applicable Credit Party or Subsidiary of a Credit Party shall promptly pay and perform its obligations under such lease, irrespective of whether the bona fide dispute is then continuing, except solely to the extent that (A) the continued failure to so pay or perform in connection with such good faith, bona fide dispute could not reasonably be expected to result in the termination of any such lease (provided that such Credit Party or such Subsidiary of a Credit Party shall promptly at the time the continued failure to so pay or perform could reasonably be expected to result in the termination of any such lease, either (x) commence a proceeding pursuant to clause (b)(i)(1) above, which proceeding seek to stay any such termination and such relief shall have been granted by the relevant court, or (y) deem the applicable Store subject to such lease a closed Store pursuant to clause (a) above (it being agreed that all Collateral located at such store shall be promptly excluded from the calculation of the Borrowing Base and the Borrowers shall deliver an updated Borrowing Base Certificate to the Agent demonstrating the exclusion of such Collateral)) and (B) the failure to so pay or perform under such lease, individually or in the aggregate with all other leases which are the subject of a bona fide dispute, could not reasonably be expected to result in a Material Adverse Effect, and (ii) in any case, for which adequate reserves in accordance with GAAP are being maintained by such Person.

3.7 ERISA Compliance.

(a) Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that could not reasonably be expected to result in Liabilities in excess of $2,000,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y)

there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

(b) As of the Closing Date, there are no Canadian Pension Plans. No Canadian Pension Plan has been terminated or partially terminated by any such Person, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Canadian Pension Plan.

(ii) None of the Credit Parties nor any of their Subsidiaries has ceased to participate (in whole or in part) as a participating employer in any Canadian Pension Plan or has withdrawn from any Canadian Pension Plan which is multi-employer pension plan within the meaning of the Pension Benefits Act (Ontario) or other applicable pension benefits standards legislation of any other Canadian province.

(iii) Except for those that could not reasonably be expected to result in Liabilities in excess of $2,000,000, none of the Credit Parties nor any of their Subsidiaries has any unfunded liability or windup or withdrawal liability, including contingent withdrawal or windup liability, to any Canadian Pension Plan or any solvency deficiency in respect of any Canadian Pension Plan. The Credit Parties and their Subsidiaries have made all contributions to any Canadian Pension Plan required by law or the terms thereof to be made by it when due, and it is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements, and similar documents in respect of such Canadian Pension Plan required to be made or paid by it pursuant to said Canadian Pension Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement.

(iv) None of the Credit Parties nor any of their Subsidiaries is liable or, to the best of the Credit Parties’ knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer or other Person resulting from any violation or alleged violation of any Canadian Pension Plan, any fiduciary duty, any law or agreement in relation to any Canadian Pension Plan or has any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records.

(v) Reserved.

(vi) None of the Credit Parties nor any of their Subsidiaries has made any application for a funding waiver or extension of any amortization period in respect of any Canadian Pension Plan.

(vii) There has been no prohibited transaction or violation of any fiduciary responsibilities with respect to any Canadian Pension Plan.

(viii) There are no outstanding or pending or, to the knowledge of any Credit Party, any threatened investigations, claims, suits or proceedings in respect of any Canadian Pension Plans (including to assert rights or claims to benefits) that could give rise to a Material Adverse Effect.

3.8 Use of Proceeds; Margin Regulations.

(a) No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for and no Term Loan will be used for the purpose of purchasing or carrying Margin Stock.

(b) Term Loans will be used to pay Transaction Expenses, for working capital, capital expenditures and other lawful general corporate purposes that, in each case, do not violate the terms of the Loan Documents.

3.9 Ownership of Property; Liens. As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries. Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary in the ordinary conduct of their respective businesses. As of the Closing Date, none of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens. As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10 Taxes. All federal, state, provincial, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid or remitted prior to the date on which any Liability may be added thereto for non-payment or non-remittance thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 3.10, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made in writing or, to the knowledge of the Credit Parties or their Subsidiaries, otherwise by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” or, to their knowledge, a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of the Company and its Subsidiaries dated January 29, 2011 and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries dated October 29, 2011 and the related unaudited consolidated statements of income and cash flows for the nine Fiscal Months then ended, in each case, as attached hereto as Schedule 3.11(a):

(A) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(B) present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby.

(b) The pro forma unaudited consolidated balance sheet of the Company and its Subsidiaries dated January 28, 2012 delivered on the Closing Date and attached hereto as Schedule 3.11(b), was based on the unaudited consolidated balance sheet of the Company and its Subsidiaries dated October 29, 2011 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.

(c) As of the Closing Date, since January 29, 2011 there has been no Material Adverse Effect.

(d) Other than as set forth on Schedule 3.11(d), the Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e) As of the Closing Date, the financial performance projections attached hereto as Schedule 3.11(e) (which includes pro forma consolidated statements of income and cash flows, prepared on a monthly basis, for the twelve Fiscal Months ended February 2, 2013 represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12 Environmental Matters. Except as set forth in Schedule 3.12, and except as could not reasonably be expected to result in any Material Environmental Liability, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate is subject to or the subject of, any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release at, to or from any Real Estate, (e) all Real Estate is free of contamination by any Hazardous Materials, and (f) no Credit Party and no Subsidiary of any Credit Party has received any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in the possession, custody or control of the Credit Parties or their representatives and/or agents.

3.13 Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

3.14 Solvency. Both before and after giving effect to (a) the Term Loans made on or prior to the Closing Date, (b) the disbursement of the proceeds of such Term Loans by the Borrowers, and (c) the payment and accrual of all Transaction Expenses, both the Credit Parties taken as a whole and each Borrower individually are Solvent.

3.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) to the knowledge of the Credit Parties, within the last twelve (12) months, no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16 Intellectual Property. Schedule 3.16 (which Schedule 3.16 shall be updated not later than five (5) days after the end of each Fiscal Quarter) sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use as of the Closing Date or the date of any relevant update to such Schedule 3.16: (i) Intellectual Property (other than Intellectual Property consisting of IP Licenses not material to the business of the Credit Parties) that is registered or subject to applications for registration by a Credit Party, (ii) material Internet Domain Names of a Credit Party and (iii) material Intellectual Property of a Credit Party (other than trade secrets, unregistered copyrights and software licensed to a Credit Party), separately identifying that which is owned and licensed to such Credit Party and including for each of the foregoing items (1) the owner, (2) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (3) as applicable, the registration or application number and registration or application date and (4) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto (it being understood that non-exclusive licenses of Intellectual Property to third-parties in connection with limited marketing and sales programs and promotions and non-exclusive licenses of Intellectual Property to any other Credit Party shall not be specified on such Schedule). Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17 Brokers’ Fees; Transaction Fees. Except for fees payable to Agent and Lenders and for the fees specified on Schedule 3.17 to be paid on the Closing Date, none of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18 Insurance. Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers, coverages and deductibles. Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Credit Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where such Person operates (it being understood that, as of the Closing Date, Agent and Lenders agree that the insurance policies set forth on Schedule 3.18 are maintained with financially sound and reputable insurance companies and the deductibles set forth therein and risks covered thereby are acceptable to Agent and the Lenders).

3.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized, validly issued and fully paid. All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties (other than Talbots (Canada) Corporation) and each of their respective Subsidiaries are non-assessable. All issued and outstanding Stock and Stock Equivalents of each Subsidiary of the Company are free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers (other than the Company) and Subsidiaries of the Borrowers, those in favor of Agent, for the benefit of the Secured Parties, and those permitted pursuant to subsections 5.1(o) and 5.1(p). All such securities were issued in compliance with all applicable state, federal and provincial laws concerning the issuance of securities. All of the issued and outstanding Stock of each Credit Party (other than the Company) and each Subsidiary of each Credit Party is owned by each of the Persons and in the amounts set forth in Schedule 3.19 (which Schedule 3.19 shall be updated concurrently by the Credit Parties with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) to reflect any transactions expressly permitted pursuant to this Agreement). Except as set forth in Schedule 3.19 or as permitted by Section 5.2(e), and other than with respect to the Company, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 3.19 is a true and complete organizational chart of the Borrowers and all of their Subsidiaries on the Closing Date.

3.20 Jurisdiction of Organization; Chief Executive Office. Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21 Locations of Inventory, Equipment and Books and Records. Each Credit Party’s Inventory and equipment (other than (a) Inventory or equipment in transit, (b) equipment out for repair, and (c) other Inventory and equipment, provided that (i) the aggregate value such Inventory and equipment maintained pursuant to this clause (c) shall not exceed $500,000 at any time and (ii) such property maintained pursuant to this clause (c) shall in no event be included in the calculation of the Borrowing Base) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be updated concurrently with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) by the Credit Parties).

3.22 Deposit Accounts and Other Accounts. Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts (including, without limitation, all ABL Control Accounts) as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, securities intermediary or commodities intermediary, as applicable, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. The Credit Parties shall, concurrently with the delivery of each Borrowing Base Certificate pursuant to Section 4.2(d) by the Credit Parties, update Schedule 3.22, as necessary, to add or replace any account in accordance with the requirements of Section 4.11(d).

3.23 Government Contracts. Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) the Financial Administration Act (Canada) or any similar state, provincial, local or foreign law.

3.24 Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any supplier essential to its operations.

3.25 Bonding; Licenses. Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26 Subordinated Debt. As of the Closing Date, the Borrowers have delivered to Agent a complete and correct copy of all documents governing Subordinated Indebtedness (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations constitute Indebtedness entitled to the benefits of the subordination provisions contained in the Subordination Agreement.

3.27 Full Disclosure. None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.28 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.29 Patriot Act; Proceeds of Crime Act. The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act, (c) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (d) other applicable federal, state or provincial laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Term Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or other applicable law.

3.30 Security Documents.

(a) The Guaranty and Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Guaranty and Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Guaranty and Security Agreement or Schedule 1 of the Canadian Security Agreement, as applicable. Upon such filings and/or the obtaining of “control,” (as defined in the UCC or PPSA, as applicable) the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC or PPSA, as applicable) or by obtaining control, under the UCC or PPSA, as applicable (in effect on the date this representation is made) in each case prior and superior in right to any other Lien, except for (i) Permitted Liens described in Section 5.1(i) and Section 5.1(o) (ii) Permitted Liens as of the Closing Date or having priority by operation of law, and (iii) and with respect to the Supplemental L/C facility, Cash Collateral subject to the Liens described in Section 5.1(o) and (p).

(b) When the Guaranty and Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule II of the Guaranty and Security Agreement or Schedule 1 of the Canadian Security Agreement, as applicable, the Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in such Intellectual Property (as defined in the Guaranty and Security Agreement or the Canadian Security Agreement, as applicable) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Lien, except for Permitted Liens having priority by operation of law (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office, as applicable may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).

(c) The Mortgages create in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgages with the appropriate Governmental Authorities, the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing (including without limitation the proceeds of such Mortgaged Property), in each case prior and superior in right to any other Lien, except for (i) Permitted Liens described in Section 5.1(o) and (ii) Permitted Liens as of the Closing Date or having priority by operation of law.

3.31 J. Jill Entities. None of the J. Jill Entities owns any assets individually or in the aggregate in excess of $250,000 or conducts any business, other than as expressly permitted by Section 5.25 hereof.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as the Term Loan or any other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1 Financial Statements. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of consolidated financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Borrowers shall deliver to Agent by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a) as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Company and each of its Subsidiaries as at the end of such year and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b) as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter of each year, a copy of the unaudited consolidated balance sheet of the Company and each of its Subsidiaries, and the related consolidated statement of income, and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of the Company by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c) as soon as available, but not later than (x) thirty (30) days after the end of each Fiscal Month (subject to clause (y) herein below) of each year or (y) forty-five (45) days after the end of the last Fiscal Month contained in each Fiscal Quarter of each year, a copy of (i) the unaudited consolidated balance sheet of the Company and each of its Subsidiaries, and the related consolidated statement of income, and cash flows as of the end of such Fiscal Month and for the portion of the Fiscal Year then ended, and (ii) such financial statements as may be requested by, and in form and substance satisfactory to, Agent reflecting the financial position and the results of operations of the Subsidiaries of the Company that are not Credit Parties, all certified on behalf of the Company by an appropriate Responsible Officer of the Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Borrowers and their Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2 Appraisals; Certificates; Other Information. The Borrowers shall furnish to Agent and each Lender by Electronic Transmission:

(a) together with each delivery of financial statements pursuant to subsections 4.1(a), 4.1(b) and 4.1(c), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower Representative, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the Fiscal Month and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(k) and discussing the reasons for any significant variations;

(b) together with each delivery of financial statements pursuant to subsections 4.1(a), 4.1(b) and 4.1(c), a Financial Statement Compliance Certificate;

(c) promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event (i) within ten (10) days after the end of each Fiscal Month, a Borrowing Base Certificate, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, setting forth the Borrowing Base and Term Loan Borrowing Base of each Borrower as at the end of the most-recently ended Fiscal Month and (ii) on the 24th day of each Fiscal Month, Borrowing Base Certificate solely with an update of the gross accounts receivables and value of all Inventory as of the 21st day of such Fiscal Month; provided, however, that, from and after any time Availability shall be less than twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) then in effect, and until the Borrowers shall be able to demonstrate daily Availability of not less than twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) for each day for a period of ninety (90) consecutive days thereafter, a Borrowing Base Certificate shall be delivered no less frequently than on each Tuesday of each calendar week, certified on behalf of the Borrowers by a Responsible Officer of the Borrower Representative, setting forth the Borrowing Base of each Borrower as of the last day of the immediately preceding week, provided, further, that, if an Event of Default has occurred and is continuing, a Borrowing Base Certificate shall be delivered to the Agent at any time and for any period as may be requested by the Agent;

(e) concurrently with the delivery of the Borrowing Base Certificate, a perpetual Inventory report accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f) concurrently with the delivery of the Borrowing Base Certificate, a monthly trial balance showing Accounts (including PL Credit Card Receivables relating to Private Label Credit Cards) outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g) the financial and collateral reports described on Schedule 4.2 hereto, at the times set forth in such Schedule;

(h) concurrently with the delivery of the Borrowing Base Certificate or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Credit Card Receivables of the Credit Parties in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

(i) to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to subsection 4.1(c);

(i) a reconciliation of the most recent Borrowing Base, general ledger and month-end Inventory reports of each Borrower to such Borrower’s general ledger and monthly financial statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii) a reconciliation of (A) the perpetual inventory by location, (B) the inventory and accounts receivable aging to each Borrower’s most recent Borrowing Base Certificate, general ledger and most recent Financial Statements delivered pursuant to subsection 4.1(c) and (C) the accounts payable aging to each Borrower’s general ledger and most recent Financial Statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii) a reconciliation of the outstanding Term Loans as set forth in the monthly loan account statement provided by Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(iv) an aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(j) at the time of delivery of each of the monthly or annual financial statements delivered pursuant to Section 4.1, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(k) as soon as available and in any event no later than (i) forty-five (45) days after the last day of each Fiscal Year of the Company, (A) projections of the Company and its Subsidiaries consolidated financial performance for the forthcoming three Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a month by month basis, and (B) an operating plan of the Borrower Representative for the forthcoming Fiscal Year, with such projections and such operating plan, in each case, to be in form and substance reasonably satisfactory to Agent and (ii) sixty (60) days after the last day of each Fiscal Year of the Borrowers, an operating plan approved by the Board of Directors of the Borrower Representative for the forthcoming Fiscal Year, in form and substance reasonably satisfactory to Agent;

(l) promptly upon receipt thereof, copies of any reports submitted by the Credit Parties’ independent registered public accounting firm in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m) upon Agent’s request from time to time, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory, Supplemental Inventory and/or PL Credit Card Receivables from Private Label Credit Cards of any Credit Party or any Subsidiary of any Credit Party (“Working Capital Asset Appraisals”), and the Appraised Value of the Owned Real Estate constituting Term Priority Collateral, and Intellectual Property of any Credit Party or any Subsidiary of any Credit Party; provided the Agent agrees that as long as no Default or Event of Default has occurred and is continuing and as long as such Working Capital Asset Appraisals are conducted or obtained by the ABL Agent at least once in each four (4) month period from Hilco Merchant Resources, LLC or such other appraisers reasonably satisfactory to the Agent and Required Lenders, the Agent shall not exercise its rights to obtain Working Capital Asset Appraisals hereunder, so long as the ABL Agent promptly furnishes a copy of each such Working Capital Asset Appraisals undertaken by it to the Agent (which the Credit Parties shall authorize and direct the ABL Agent to so do); provided further, that notwithstanding any provision herein to the contrary, the Borrowers shall only be obligated to reimburse Agent for the expenses of such appraisals with respect to (i) Working Capital Asset Appraisals occurring (A) three (3) times in any twelve consecutive month period, in the event that (x) no Event of Default has occurred and is continuing and (y) Availability shall not have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, (B) four (4) times in any twelve consecutive month period, in the event that Availability shall have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, and (C) any time an Event of Default has occurred and is continuing, and (ii) the Appraised Value of Owned Real Estate constituting Term Priority Collateral and Intellectual Property occurring (A) one (1) time in any calendar year, and (B) any time an Event of Default has occurred and is continuing.

(n) at such times and in the manner set forth in the Private Label Credit Card Access and Monitoring Agreement, copies of all such reports, summaries and other documents and other information required pursuant to such agreement;

(o) promptly upon the consummation of the transactions relating to the Supplemental L/C Facility or any Permitted Refinancing, copies certified by a Responsible Officer of the Borrower Representative as complete and correct of the Supplemental L/C Facility Documents or the documents relating to any Permitted Refinancing, as the case may be;

(p) as soon as practicable, in any event at least five (5) Business Days prior thereto, any waiver, consent, amendment or permanent prepayment or permanent commitment reduction (and the amount thereof) pursuant to ABL Loan Documents, Supplemental L/C Facility Documents, or any documents relating to any Permitted Refinancing as the case may be;

(q) promptly, such additional business, financial, corporate affairs, perfection certificates and other information (including, without limitation, information relating to any Private Label Credit Card) as Agent may from time to time reasonably request; and

(r) concurrently with the delivery of each of the monthly financial statements delivered pursuant to Section 4.1, a report, in form and substance reasonably satisfactory to Agent setting forth a summary of (i) all litigation, investigations, proceedings or suspensions arising after the Closing Date which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority and (ii) all good faith, bona fide disputes (other than any initial internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists) between any Credit Party or any Subsidiary of a Credit Party and a lessor of any Real Estate described in Section 3.6(b)(i)(2).

(s) promptly, and in any event within 3 Business Days after the filing thereof, copies of all UCC financing statements (including continuation statements) filed by Talbots Finance and the Company in respect of PL Credit Card Receivables.

(t) Upon Agent’s reasonable request from time to time, but not more than once in any calendar year, the Credit Parties shall furnish within 60 day of such request a five-year projection of the ERISA minimum contributions for any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA and that is maintained by or contributed to by any ERISA Affiliate, which projections shall be prepared by the actuarial firm then preparing the annual actuarial valuation report for such plan.

4.3 Notices. The Borrowers shall notify promptly Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any new dispute, litigation, investigation, proceeding or suspension arising after the Closing Date which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which could reasonably be expected to result in (x) Liabilities in excess of $1,000,000 (excluding amounts covered by insurance, but solely to the extent the relevant independent third party insurer has not denied coverage therefor) or (y) a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $2,500,000 (or its equivalent in another currency or currencies) or more (excluding amounts covered by insurance, but solely to the extent the relevant independent third party insurer has not denied coverage therefore), (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e) (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law that could reasonably be expected to result in any Material Environmental Liability, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) or (C) could reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that either (x) any Collateral included in the calculation of the Borrowing Base is subject to any Lien or (y) any other property of any Credit Party is subject to any material Lien, in each case, in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease could have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code or a Form 10 Notice of Reportable Event has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request or Form 10 Notice of Reportable Event and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto (iv) promptly, and in any event within ten (10) days after any officer of and ERISA Affiliate knows or has reason to know of material changes in the required amount of payment or contributions to any Benefit Plan (including but not limited to any attempt by the PBGC under Section 4062(e) of ERISA or otherwise to obtain additional contributions beyond the ERISA minimum required contributions, a consensual security interest, a letter of credit, or guarantee of liabilities), (v) the complete or partial withdrawal by a Canadian Credit Party from participation in a “multi-employer pension plan” as defined under the Pension Benefits Act (Ontario) or any similar type of plan subject to pension benefits standards legislation of another jurisdiction in Canada, or the termination in whole or in part of a Canadian Pension Plan, where such withdrawal or termination is reasonably expected to result in a material liability of the Canadian Credit Party; and (vi) the creation of any Lien on the property of a Borrower or its Subsidiaries in favor of the PBGC (other than a Lien in respect of employee contributions withheld from pay but not yet remitted to a Canadian Pension Plan);

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by the Company of Stock or Stock Equivalent not requiring a mandatory prepayment hereunder);

(k) (i) the creation, or filing with the IRS or any other Governmental Authority, of any material Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate, (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, (iii) any notice of an assessment of any tax liabilities in excess of $250,000 received by any Borrower or any Subsidiary from the IRS or any other Governmental Authority, together with copies of any documents relating to such assessment or (iv) the entering into by any Borrower or any Subsidiary of any settlement or other agreement with respect to any tax liabilities, together with copies of all documents relating thereto;

(l) any “default” or “event of default” under any ABL Loan Document or Supplemental L/C Facility Documents, or any documents relating to any Permitted Refinancing, as the case may be;

(m) any notice of default (in respect of a default which has not been cured prior to the receipt of such notice) under any Real Estate lease or any lease guaranteed by any Credit Party, including a description of such default, the Real Estate affected thereby and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof; and

(n) any notices or acknowledgements of financing statements or other Lien filings received by the Borrowers or their Subsidiaries as provided in Section 4.16, together with a copy of any such financing statement or Lien filing;

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower Representative, on behalf of the Borrowers, setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4 Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Borrowers’ Subsidiaries, in connection with transactions permitted by Section 5.3;

(b) preserve and maintain in full force and effect (i) its good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and (ii) all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (x) in the case of this clause (ii), in connection with any sale of assets permitted by Section 5.2) and (ii) in each case, in connection with transactions permitted by Section 5.3 and or except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it, the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and comply in all material respects with the terms of its material IP Licenses.

4.5 Maintenance of Property. Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance referenced in Section 3.18 with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance), with insurance companies or associations (in each case that are not Affiliates of the Borrowers) having a financial strength rating of A or better, and a financial size category of IX or better, from A.M. Best Company, of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any property or business of any Credit Party to name Agent as additional insured or loss payee, as appropriate. All policies of insurance on real and personal property of the Credit Parties will contain an endorsement showing loss payable to Agent and extra expense, business interruption endorsements, notice of cancellation and such other endorsements as reasonably requested by Agent in form and substance reasonably acceptable to Agent. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties. Agent shall endeavor to provide prompt notice to the Borrower Representative if Agent shall elect to purchase insurance pursuant to this Section 4.6(b); provided that Agent shall have no liability to any Credit Party for the failure to provide any such notice. This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. The Credit Parties may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement. If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including any charges, fees and expenses incurred by Agent in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations and shall bear interest at the Base Rate plus the Applicable Margin for Term

Loans and the default rate under subsection 1.3(c), and shall be due and payable upon demand of the Agent. The costs of the insurance may be more than the cost of insurance the Credit Parties may be able to obtain on their own.

4.7 Payment of Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed:

(a) (i) all federal, provincial, and state income tax liabilities and other tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and (ii) all Liabilities (including tax liabilities, assessments and governmental charges or levies upon it or its Property) under any settlement agreement, payment plan or other similar Contractual Obligation or agreement entered into in connection with any of the matters specified in Schedule 3.10 between any Credit Party or Subsidiary of a Credit Party and any Governmental Authority.

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) all Indebtedness (other than immaterial Indebtedness (x) not exceeding $1,000,000 in the aggregate and (y) the failure to so pay or perform could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect), as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d) all obligations under any Contractual Obligation to which such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where (x) such obligations are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained by such Person or (y) the failure to perform could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e) payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan.

4.8 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9 Inspection of Property and Books and Records.

(a) Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in material conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.

(b) Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (i) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (ii) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable in its reasonable judgment, in each instance, at the Credit Parties’ expense; provided, that the Agent agrees that as long as no Default or Event of Default has occurred and is continuing and as long as such field examinations, audits, and other inspections are conducted or obtained by the ABL Agent at least once in each four (4) month period and with professionals reasonably satisfactory to the Agent, the Agent shall not exercise its rights to obtain field examinations hereunder, so long as the ABL Agent furnishes a copy of each such field examination undertaken by it to the Agent (which the Credit Parties shall authorize and direct the ABL Agent to so do); provided further the Credit Parties shall only be obligated to reimburse Agent for the reasonable expenses for (A) three (3) such field examinations, audits and inspections in any twelve consecutive month period, in the event that (x) no Event of Default has occurred and is continuing and (y) Availability shall not have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, (B) four (4) such field examinations, audits and inspections in any twelve consecutive month period, in the event that Availability shall have been less than an amount equal to twenty percent (20%) of the Maximum Borrowing Availability (without giving effect to the Term Loan Push Down Reserve or Term Loan Reserve Amount) (based upon the applicable Borrowing Base Certificate received by Agent at such time) at any time during such twelve consecutive month period, and (C) all field examinations, audits and inspections conducted during the occurrence and continuance of an Event of Default. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

(c) Each Credit Party shall, and shall cause each of its Subsidiaries to, permit Agent and any of its Related Persons from time to time, subject (except when a Default or Event of Default exists) to reasonable notice, to discuss with its officers, employees, agents, advisors and independent accountants such Person’s business, financial condition, assets (including Inventory, Credit Card Receivables and Private Label Credit Card programs), prospects and results of operations, and each such officer, employee, agent, advisor and independent accountant is hereby authorized and instructed to discuss and cooperate with Agent or such Related Person regarding the same.

(d) The Credit Parties shall, and shall cause its Subsidiaries to, comply with the Private Label Credit Card Access and Monitoring Agreement and the PLCC Certificate.

(e) The Credit Parties shall, and shall cause its Subsidiaries to, cause not less than one (1) physical inventory to be undertaken at not less than ninety-five (95%) percent of the Credit Parties’ Stores in each fifteen consecutive month period and one (1) physical inventory to be undertaken at each of the Credit Parties’ distribution centers in each twelve consecutive month period, at the expense of the Credit Parties, and in each case consistent with past practices, conducted by the inventory taker retained by the Credit Parties on the Closing Date or, if such inventory taker is replaced, then by an inventory taker reasonably satisfactory to the Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Agent. The Agent, at the expense of the Credit Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Credit Party. The Borrower Representative, within fifteen (15) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Credit Party) and shall post such results to the Credit Parties’ stock ledgers and general ledgers, as applicable. Notwithstanding the foregoing, if any changes to the methodology or procedures used in conducting any such physical inventory occur after the Closing Date and such methodology or procedures are not acceptable to Agent in its reasonable discretion, the Agent may require the Credit Parties, at their own expense, to re-conduct such physical inventory using third-party inventory takers reasonably satisfactory to Agent. The Credit Parties shall also permit the Agent, in its reasonable discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Agent determines (each, at the expense of the Credit Parties).

4.10 Use of Proceeds. The Borrowers shall use the proceeds of the Term Loans solely as set forth in Section 3.8(b).

4.11 Cash Management Systems.

(a) Each Credit Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, ABL Control Agreements providing for “full” cash dominion with respect to each ABL Control Account, securities, commodity or similar account (including, without limitation, any lockbox or similar arrangements) maintained by such Person as of or after the Closing Date. Credit Parties shall (except solely to the extent the failure to do so shall have either (i) not resulted from any act or omission of any Credit Party or (ii) resulted from the isolated failure by any employee of any Credit Party to comply with the formal cash management procedures of the Credit Parties not affecting more than ten (10) Stores at any time, in any case, so long as any such failure shall not be material in any respect):

(A) cause (1) all cash payments received by them at any Store (other than petty cash maintained in Store cash registers to facilitate point of sale transactions, consistent with past practices and proceeds of Term Priority Collateral) to either (I) be delivered, no less frequently than one (1) time each calendar week, into the possession of an Approved Armored Car Carrier for deposit into an ABL Control Account or Local Deposit Account, provided that until such time as such cash payments shall be delivered into the possession of an Approved Armored Car Carrier, such cash payments shall (x) within one Business Day after the receipt thereof, be maintained in a safe located at a Store in accordance with past practices and (y) thereafter, shall not be used to service any petty cash or Store expense reimbursement needs, (II) be deposited into an ABL Control Account or Local Deposit Account within one (1) Business Day after the receipt thereof (other than such payments as may be inadvertently misdirected or mis-delivered, which payments shall be promptly deposited in accordance with this Section upon the correction of any such error) or (III) be mailed, no less frequently than two (2) times each calendar week, directly to the bank at which an ABL Control Account or Local Deposit Account is maintained for deposit into such ABL Control Account or Local Deposit Account, and (2) all other payments received at any Store (including, without limitation, all checks, drafts or other similar items of payment) to be deposited into an ABL Control Account or Local Deposit Account within one (1) Business Day after the receipt thereof (it being understood that, in the case of checks, drafts and other similar items of payment that are deposited electronically, such items may be delivered into the possession of an Approved Armored Car Carrier together with any cash pursuant to clause (i)(A)(1) above);

(B) establish lockboxes subject to ABL Control Agreements and direct all Account Debtors (other than in connection with delinquent collection efforts, pursuant to which the applicable Account Debtors shall be directed to remit payment directly to the Credit Parties’ chief executive office) to remit all payments directly to those lockboxes; and

(C) cause all funds in local store deposit accounts which do not constitute ABL Control Accounts (“Local Deposit Accounts”) to be transferred on a daily basis to an ABL Control Account that is subject to an ABL Control Agreement.

(b) Reserved.

(c) Each ABL Control Agreement shall provide, among other things, that (i) the depository, securities intermediary or commodities intermediary executing such agreement has no rights of setoff or recoupment or any other claim against such account, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment (except as Agent may otherwise agree in writing), and (ii) from and after the Closing Date, except for cash and Cash Equivalents maintained by the Credit Parties pursuant to Section 5.22, all amounts received in any ABL Control Account shall be swept daily to the account designated in the applicable ABL Control Agreement.

(d) Reserved.

(e) Credit Parties may amend Schedule 3.22 to add or replace any deposit account or other account; provided, that (i) Agent shall have consented in writing (such consent not be unreasonably withheld) in advance to the opening of such account with the relevant depository, securities intermediary or commodities intermediary and (ii) with respect to any additional or replacement ABL Control Account, securities account, or commodities account, except as Agent may otherwise agree in writing, prior to the time of the opening of such account, the applicable Credit Party and the applicable depository, securities intermediary or commodities intermediary shall have executed and delivered to Agent an ABL Control Agreement.

(f) Each Credit Party shall cause all Net Proceeds of Term Priority Collateral to be paid into the Term Loan Priority Account, which account shall, at all times be under the sole dominion and control of the Agent and, if so requested by the Agent, be subject to a tri-party deposit account control agreement in favor of the Agent.

4.12 Leases. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, except for such payments or other obligations that (a) relate to closed Stores (including, without limitation, Stores owned by the J. Jill Entities) where no Collateral included in the calculation of the Borrowing Base most recently delivered by the Borrower Representative to the Agent is or may be located or (b)(i) are either (1) being contested in good faith by appropriate proceedings or (2) the subject of a good faith, bona fide dispute related to the leased premises (including such payments and such obligations that are the subject of an earnest internal review by such Credit Party in the determination of whether a good faith, bona fide dispute exists with respect to such payments and such obligations) consistent with the practices of the Borrowers and their Subsidiaries on the Closing Date, provided that, in the case of this clause (2), upon receipt of any notice of default under the applicable lease, the applicable Credit Party or Subsidiary of a Credit Party shall promptly pay and perform its obligations under such lease, irrespective of whether the bona fide dispute is then continuing, except solely to the extent that (A) the continued failure to so pay or perform in connection with such good faith, bona fide dispute could not reasonably be expected to result in the termination of any such lease (provided that such Credit Party or such Subsidiary of a Credit Party shall promptly at the time the continued failure to so pay or perform could reasonably be expected to result in the termination of any such lease, either (x) commence a proceeding pursuant to clause (b)(i)(1) above, which proceeding shall seek to stay any such termination and such relief shall have been granted by the relevant court, or (y) deem the applicable Store subject to such lease a closed Store pursuant to clause (a) above (it being agreed that all Collateral located at such store shall be promptly excluded from the calculation of the Borrowing Base and the Borrowers shall deliver an updated Borrowing Base Certificate to the Agent demonstrating the exclusion of such Collateral)) and (B) the failure to so pay or perform under such lease, individually or in the aggregate with all other leases which are the subject of a bona fide dispute, could not reasonably be expected to result in a Material Adverse Effect, and (ii) in any case, for which adequate reserves in accordance with GAAP are being maintained by such Person.

4.13 Further Assurances.

(a) Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document (including, without limitation, by conducting such searches under the Uniform Commercial Code in any jurisdiction, at such times (including periodic intervals), as Agent may reasonably require or request). Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) and, to the extent no 956 Impact exists or would result directly therefrom, Foreign Subsidiaries, and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty (other than Stock and Stock Equivalents in any subsidiary except as provided below). Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary and other than Excluded Subsidiaries) and First Tier Foreign Subsidiaries (provided that with respect to any First Tier Foreign Subsidiary, if a 956 Impact exists or would result directly therefrom such pledge shall be limited to sixty-five percent (65%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents) and to the extent no 956 Impact exists or would result directly therefrom, each of its Foreign Subsidiaries to pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the Obligations. In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and, to the extent no 956 Impact exists or would result directly therefrom, any Foreign Subsidiary, and any Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, of any Credit Party acquires any Real Estate, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (v) if requested by Agent in its reasonable judgment, an appraisal complying with FIRREA, (w) within forty-five days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance reasonably satisfactory to Agent. A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of two-thirds or greater of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in incremental income tax liability as a result of the application of Section 956 of the Code. In addition to the obligations set forth in subsections 4.6(a) and 4.13(b)(w), within forty-five days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements of subsection 4.6(a).

4.14 Environmental Matters. Without limiting the generality of the foregoing, each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except where the failure to comply could not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by, or Environmental Liabilities of, any Credit Party or any Subsidiary of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in any Material Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15 Reserved.

4.16 Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC or PPSA in any jurisdiction or any other Lien filed in any filing office in any jurisdiction (other than any Liens filed by Agent), deliver to Agent completed requests for information listing such financing statement or Lien filing and all other effective financing statements or Lien filings filed in such jurisdiction that name any Credit Party as debtor, together with copies of such other financing statements or Lien filings.

4.17 Maintenance of New York Process Agent. In the case of a Canadian Credit Party, maintain in New York, New York or at such other location in the United States of America as may be reasonably satisfactory to the Agent, a Person acting as agent to receive on its behalf and on behalf of its property service of process.

4.18 Canadian Pension Benefit Plans. Each Canadian Credit Party shall cause each of its Canadian Pension Plans (other than any Canadian Pension Plan which is a “multi-employer pension plan”, as defined under the Pension Benefits Act (Ontario) or any similar type of plan subject to pension benefits standards legislation of another jurisdiction in Canada) to be duly registered and administered in all material respects in compliance with the Pension Benefits Act (Ontario) or other applicable pension benefits standards legislation and all other applicable laws (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Credit Party shall ensure:

(a) that no Lien arises on any of its assets in respect of any Canadian Pension Plan (other than Liens in respect of employee contributions withheld from pay but not yet due to be remitted to any Canadian Pension Plan);

(b) it makes all required contributions to any Canadian Pension Plan when due; and

(c) no Canadian Pension Plan provides benefits on a defined benefit basis.

ARTICLE V.

NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Term Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1 Limitation on Liens. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d) statutory carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, freight, quasi-freight, fisherman’s lay, wage liens or other similar statutory Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA or other applicable law relating to Canadian Pension Plans) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds (and cash collateral with respect thereto), bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $2,000,000;

(g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which do not secure any monetary obligations and which, either individually or in the aggregate, do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

(h) Liens on any Property acquired (including any Property acquired from a Person that is consolidated or amalgamated with or merged with or into any Credit Party or Subsidiary of a Credit Party or outstanding at the time any Person becomes a Subsidiary of any Credit Party) or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within sixty (60) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k) non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries and which either individually or in the aggregate materially do not detract from the value of the Property subject thereto;

(l) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(m) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(o) Liens securing Indebtedness and other “Obligations” under and as defined in the ABL Credit Agreement permitted pursuant to Section 5.5(f) relating to the ABL Loan Documents; provided that such Liens are subject to, and have the priority set forth in, the ABL Intercreditor Agreement in all respects;

(p) Liens securing Indebtedness permitted pursuant to Section 5.5(g) relating to the Supplemental L/C Facility Documents; provided that such Liens (i) attach solely the Supplemental L/C Facility to Cash Collateral which is on deposit with the Supplemental L/C Facility Agent and; (ii) are subject to, and have the priority set forth in, the Supplemental L/C Facility Intercreditor Agreement in all respects; and

(q) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or part, of any of the foregoing, so long as any such extension, renewal or replacement is limited to all or any part of the same property that secured the Lien as extended, renewed or replaced (plus improvements on such property) and the principal amount of the indebtedness or obligation secured thereby is not increased.

5.2 Disposition of Assets. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a) dispositions to any Person other than an Affiliate of a Credit Party of (x) inventory in the Ordinary Course of Business or (y) worn-out, obsolete or surplus assets (other than Owned Real Estate that constitutes Term Priority Collateral and Intellectual Property) having a book value not exceeding $2,000,000 in the aggregate in any Fiscal Year, in the Ordinary Course of Business;

(b) dispositions (other than of (i) the Stock of any Subsidiary of any Credit Party, (ii) any Credit Card Receivables or PL Credit Card Receivables of any Credit Party, (iii) Eligible Real Estate constituting Term Priority Collateral, or (iv) Intellectual Property) not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of Net Proceeds of such disposition is made if and to the extent required by Section 1.8; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 80% of the aggregate sales price from such disposition shall be paid in cash at closing and (iii) the aggregate fair market value of all assets (other than the Essex Property) so sold by the Credit Parties and their Subsidiaries, together, shall not exceed $2,000,000 in any Fiscal Year;

(c) dispositions of Cash Equivalents;

(d) dispositions in connection with any Permitted Store Closure;

(e) disposition of the assets of any Foreign Subsidiary, which is not a Credit Party including the Stock thereof provided that no Foreign Subsidiary shall dispose of any Intellectual Property;

(f) dispositions of defaulted Accounts for collection purposes for fair value, provided that such Accounts are not included in the calculation of the Borrowing Base (as reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Agent);

(g) transactions permitted under Section 5.1(k);

(h) dispositions of Intellectual Property set forth in Part B of Schedule 3.16 to AEON Co., Ltd. or its Affiliates; and

(i) dispositions of Intellectual Property in the Ordinary Course of Business through the failure to maintain any obsolete or unused Intellectual Property, having only a de minimus value.

5.3 Consolidations and Mergers. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to merge, consolidate or amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (a) Talbots Finance may merge with, or dissolve or liquidate into, any other Borrower, and (b) upon not less than five (5) Business Days prior written notice to Agent, (i) any Subsidiary of a Borrower may merge or amalgamate with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary of a Borrower which is a Domestic Subsidiary, provided that (x) such Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary or the successor by amalgamation thereto shall be the continuing or surviving entity, (y) all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed, and (z) such transaction shall not cause any breach of the provisions of Section 5.24 (and to the extent reasonably requested by the Agent, the Credit Parties shall provide favorable opinions of its legal counsel as to such matters affecting the Private Label Credit Card Agreements as the Agent may reasonably request) (ii) any Foreign Subsidiary may merge or amalgamate with or dissolve or liquidate into another Foreign Subsidiary provided if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary or the successor by amalgamation thereto shall be the continuing or surviving entity, (iii) transaction permitted under Section 5.2(e) may be consummated and (iv) each Excluded Subsidiary (other than TCNB) may be dissolved.

5.4 Acquisitions; Loans and Investments. No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, amalgamation, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary of a Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) Investments consisting of extensions of credit (or contribution of capital) by any Credit Party to any other Credit Party; provided, that: (i) if any Credit Party executes and delivers to any other Credit Party a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (ii) each Credit Party shall accurately record all intercompany transactions on its books and records; (iii) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent; and (iv) such intercompany loans shall be on terms, including subordination terms, reasonably satisfactory to the Agent;

(c) Reserved;

(d) Reserved;.

(e) Investments consisting of extensions of credit by any Subsidiary of a Borrower that is not a Credit Party to any Credit Party; provided, that: (i) each Credit Party and its Subsidiaries shall accurately record all intercompany transactions on its books and records; and (ii) such intercompany loans shall be subordinated to the Obligations as evidenced by a subordination agreement in form and substance reasonably satisfactory to Agent and shall otherwise be on terms, reasonably satisfactory to the Agent;

(f) Investments by Subsidiaries of the Borrowers that are not Credit Parties in other Subsidiaries that are not Credit Parties;

(g) Investments consisting of creation of a new Subsidiary; provided that such new Subsidiary shall (i) be added as a Credit Party to this Agreement in a manner acceptable to the Agent and (ii) comply with the requirements set forth in Section 4.13(b);

(h) Investments consisting of the Minimum TCNB Deposit;

(i) Investments necessary to satisfy TCNB’s obligations as a national bank pursuant to Requirements of Law, including the Community Reinvestment Act of 1977, to support low and moderate income consumers, consisting of loans made by TCNB through Access Capital Strategies (which amount as of the date hereof is approximately $250,000);

(j) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(k) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(l) Investments existing on the Closing Date and set forth in Schedule 5.4;

(m) Investments in the J. Jill Entities in connection with the satisfaction of Contingent Obligations permitted under Section 5.9(i), provided that the aggregate proceeds of all such Investments shall be used solely to pay and satisfy such Contingent Obligations;

(n) loans or advances to employees permitted under Section 5.6;

(o) Investments consisting of any transactions permitted under Section 5.3 and Section 5.6(e); and

(p) Investments consisting of extensions of credit by any Credit Party to TCNB; provided, that: (i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Investment, (ii) such Investment is made in the Ordinary Course of Business, (iii) TCNB shall execute and deliver to the applicable Credit Party a Subsidiary Intercompany Note to evidence such intercompany Indebtedness, which Subsidiary Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (iv) each Credit Party and TCNB shall accurately record all intercompany transactions on its books and records; (v) at the time any such intercompany loan or advance is made by any Credit Party to TCNB and after giving effect thereto, TCNB shall be Solvent; (vi) the aggregate amount of such intercompany Indebtedness owing by TCNB pursuant to this clause (d) shall not exceed $2,500,000 at any one time outstanding; and (vii) Agent shall have received a certificate of a Responsible Officer of the Borrower Representative certifying, and as appropriate setting forth calculations demonstrating, that the Credit Parties and their Subsidiaries have complied with each of the conditions set forth in clauses (i) through (vi) of this proviso, which certificate shall be in form and substance reasonably satisfactory to Agent.

5.5 Limitation on Indebtedness. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Closing Date and set forth in Schedule 5.5 including Permitted Refinancings thereof;

(d) Indebtedness consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof, provided, that Indebtedness permitted under this clause (d) and Contingent Obligations permitted under Section 5.9(n) shall not to exceed $5,000,000 in the aggregate at any time outstanding;

(e) unsecured intercompany Indebtedness permitted pursuant to subsections 5.4(b), 5.4(e) and 5.4(f);

(f) Indebtedness under the ABL Loan Documents subject to the terms of the ABL Intercreditor Agreement, and including Permitted Refinancings thereof, subject to the terms of the ABL Credit Agreement;

(g) Indebtedness under the Supplemental L/C Facility Documents in an aggregate principal amount not to exceed $25,000,000 or such greater amount reasonably acceptable to the Agent and the Required Lenders, and including Permitted Refinancings thereof; provided, however, that (i) both before and after giving effect to the Supplemental L/C Facility Documents, no Default or Event of Default shall exist, (ii) the Supplemental L/C Facility Documents shall be in form and substance, and the Supplemental L/C Facility shall be on terms and conditions, reasonably satisfactory to the Agent and the Required Lenders, (iii) the terms and conditions of the Supplemental L/C Facility Intercreditor Agreement shall be reasonably acceptable to the Agent and the Required Lenders and the Supplemental L/C Facility Intercreditor Agreement shall be in full force and effect and (iv) prior to the consummation of any Supplemental L/C Facility transaction, Agent shall have received an officer’s certificate (in form and substance reasonably satisfactory to Agent) from a Responsible Officer of the Borrower Representative certifying that the conditions set forth in this clause (g) are satisfied; and

(h) other unsecured Indebtedness not exceeding $10,000,000 in the aggregate at any time outstanding owing to Persons that are not Affiliates of the Credit Parties.

5.6 Employee Loans and Transactions with Affiliates. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a) as set forth on Schedule 5.6 hereof and as in effect as of the Closing Date;

(b) as expressly permitted by this Agreement; or

(c) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower or such Subsidiary;

(d) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms, procuring directors and officers liability insurance policies;

(e) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms, transactions made in connection with employee benefit plans;

(f) loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate outstanding at any time, provided, that no Default or Event of Default has occurred and is continuing or would arise as a result of such transaction at the time of its occurrence;

(g) Reserved; and

(h) non-cash loans or advances made by the Company to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of the Company.

5.7 Compensation. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party other than fees paid to any Credit Party, provided that any such fees paid by a Borrower shall only be paid to another Borrower.

5.8 Margin Stock; Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Term Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c) Contingent Obligations of the Credit Parties and their Subsidiaries (other than Contingent Obligations relating to the J. Jill Sale, which Contingent Obligations are set forth on Schedule 5.9(i)) existing as of the Closing Date and listed in Schedule 5.9(c), including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder, (ii) purchasers in connection with dispositions permitted under subsection 5.2(b) and (iii) vendors in connection with contracts entered into in the Ordinary Course of Business;

(f) Contingent Obligations arising under guarantees made in the Ordinary Course of Business with respect to obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such Contingent Obligation shall be subordinated to the same extent;

(g) Contingent Obligations relating to the reimbursement of, or payment of fees or interest to, Li & Fung, Ltd. or its Affiliates in connection with any letter of credit or payment made by such Person for the benefit of any Credit Party on account of the shipment or purchase of Inventory in the Ordinary Course of Business;

(h) Contingent Obligations consisting of repurchase obligations of the Credit Parties and their Subsidiaries incurred in the Ordinary Course of Business in connection with any required advance purchase by any manufacturer, of fabric, trim or other raw materials that are not utilized in the production of Inventory;

(i) Contingent Obligations set forth on Schedule 5.9(i) (which schedule shall identify the obligator in respect thereof) arising pursuant to, or in connection with, the J. Jill Sale;

(j) Contingent Obligations arising with respect to customary indemnification obligations in respect of chargebacks in favor of any credit card issuer or processor under any Credit Card Agreements; and

(k) Contingent Obligations arising in connection with the Supplemental L/C Facility;

(l) Contingent Obligations arising under Letters of Credit;

(m) Contingent Obligations arising under the ABL Credit Agreement; and

(n) other Contingent Obligations provided, that Contingent Obligations permitted under this clause (n) and Indebtedness permitted under Section 5.5(d) shall not exceed $5,000,000 in the aggregate at any time outstanding.

5.10 Compliance with ERISA; and Canadian Pension Plan. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, result in Liabilities in excess of $2,000,000. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien (other than a Lien in respect of which employee contributions are withheld from pay but not yet remitted to a Canadian Pension Plan) with respect to any Benefit Plan or Canadian Pension Plan. No Canadian Pension Plan shall provide benefits on a defined benefit basis.

5.11 Restricted Payments. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any other Credit Party and a Foreign Subsidiary may pay dividends to any other Foreign Subsidiary, and except that:

(a) the Company may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;

(b) the Company may purchase Stock or Stock Equivalents from its employees upon demand by any such employee in connection with the satisfaction of his or her tax withholding obligations pursuant to employee benefit plans, provided that (x) the aggregate amount of all such Restricted Payments in any Fiscal Year shall not exceed $2,000,000 and (y) no Default or Event of Default has occurred and is continuing or would arise as a result of any such Restricted Payment; and

(c) the Borrower may redeem or repurchase from officers, directors and employees Stock and Stock Equivalents in the Ordinary Course of Business in connection the departure of such officer, director or employee from the Company or its Subsidiaries; provided that the amount paid for such redemption or repurchase shall not exceed $0.01 per share redeemed or repurchased.

5.12 Change in Business. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Credit Parties and their Subsidiaries on the date hereof or any business substantially related and incidental thereto.

5.13 Change in Structure. Except as expressly permitted under Sections 5.2(e), 5.3, 5.4(f), 5.4(g) and 5.11, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents (other than common Stock or common Stock Equivalents of the Company) or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders; provided that the Credit Parties shall be permitted to issue Stock of the Company pursuant to the Equity Plan.

5.14 Changes in Accounting, Name or Jurisdiction of Organization. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters or Fiscal Months of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least thirty (30) days’ prior written notice to Agent.

5.15 Amendments to Subordinated Indebtedness. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries directly or indirectly to, change or amend the terms of any Subordinated Indebtedness not subject to the Subordination Agreement, if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, Agent or Lenders.

5.16 No Negative Pledges.

(a) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any Credit Party. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h), 5.1(i), 5.1(o) or 5.1(p), provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Liens.

(b) No Credit Party shall issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under subsection 7.1(k) and (ii) unless such Stock and Stock Equivalents (other than Stock and Stock Equivalents issued by the Company and any Excluded Equity Issuance) are pledged to Agent, for the benefit of the Secured Parties, as security for the Obligations pursuant in accordance with the terms of the Guaranty and Security Agreement.

5.17 OFAC; Patriot Act, Proceeds of Crime Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with any of the requirements set forth in Section 3.28 or Section 3.29.

5.18 Sale-Leasebacks. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19 Hazardous Materials. Except as could not reasonably be expected to result in Material Environmental Liabilities, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise materially adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20 Prepayments of Other Indebtedness. No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under subsection 5.5(c), 5.5(d), 5.5(f) (subject to the ABL Intercreditor Agreement) or 5.5(g) 5.5(d), prepayment of intercompany Indebtedness to Credit Parties, (e) Indebtedness permitted under subsection 5.5(f) (subject to the ABL Intercreditor Agreement), 5.5(g) or 5.5(h) and (f) in connection with the re-characterization, as a contribution to equity, or the conversion to Stock of existing Investments consisting of extensions of credit by any Credit Party to Talbots (Canada) Corporation.

5.21 Amendments or Waivers of ABL Loan Documents, the Supplemental L/C Facility Documents. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of any of its material rights under, the ABL Loan Documents, the Supplemental L/C Facility Documents or any Permitted Refinancings thereof, if such amendment, restatement, supplement or other modification to, or waiver of material rights, would be prohibited by the applicable Intercreditor Agreement or would be adverse in any material respect to the interests of the Agent or Lenders, without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver.

5.22 Cash Accumulation.

(a) No Credit Party shall permit cash and Cash Equivalents in an aggregate amount in excess of $10,000,000 (other than (i) Supplemental L/C Facility Cash Collateral, (ii) cash necessary for the Credit Parties to satisfy the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities, (iii) the

Minimum TCNB Deposit, (iv) the J. Jill Contingent Obligation Deposit, (v) cash deposits in an amount not to exceed $9,500,000 maintained with insurers in respect of casualty insurance programs of the Credit Parties and their Subsidiaries in accordance with, and in a minimum amounts necessary to satisfy requirements under high deductible casualty insurance programs maintained in the Ordinary Course of Business, and (vi) cash necessary to cash collateralize customs bonds in the Ordinary Course of Business in an amount not to exceed $8,500,000 at any time (or such greater amount required pursuant to any Requirement of Law)) to accumulate and be maintained in deposit, securities, commodity or similar account of the Credit Parties; provided that any such accumulated amounts shall be maintained in accounts subject to an ABL Control Agreement; and provided, however, that the Credit Parties’ obligations under this Section 5.22 shall be suspended if, and for so long as, there are no Term Loans outstanding.

(b) No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, to deposit any proceeds of any Collateral, other than proceeds of Credit Card Receivables processed by Fifth Third Bank into any deposit account maintained by a Credit Party or any of its Subsidiaries at Fifth Third Bank.

5.23 Reserved.

5.24 Private Label Credit Card Agreements. No Credit Party shall, and no Credit Party shall permit any Subsidiary to, amend, restate, supplement or otherwise modify, or waive any rights under, or terminate any of the Private Label Credit Card Agreements, in each case in a manner adverse to Agent or any other Secured Party, except as required pursuant to any Requirement of Law (it being understood that any such adverse change shall be promptly disclosed to Agent and thereafter Agent shall have the right to exclude the relevant Eligible PL Credit Card Accounts or to provide for appropriate Reserves in its Permitted Discretion for Eligible PL Credit Card Accounts to the extent necessary to account for such adverse change). Notwithstanding the foregoing to the contrary, no Credit Party shall, and no Credit Party shall permit any Subsidiary to, amend, restate, supplement or otherwise modify, or waive any rights under, or terminate any of the Private Label Credit Card Agreements or otherwise take (or omit to take) any action, in each case, which causes the transfer of Accounts or rights to payment arising under any Private Label Credit Card from TCNB to the Company or Talbots Finance or from Talbots Finance to the Company to cease being characterized as a perfected “true sale” (for the avoidance of any doubt, each Credit Party shall file or cause to be filed and remain in full force and effect at all times all necessary UCC financing statements to effect such “true sale” in respect of all such Accounts and other rights to payment so transferred, provided that all continuation statements in respect of any such initial UCC financing statements shall be filed no later than thirty (30) days prior to the date the applicable financing statements shall lapse).

5.25 J. Jill Entities; Merger Subsidiary. No Credit Party shall permit any J. Jill Entity to engage in any business or activity other than (a), maintaining, satisfying or otherwise terminating each of its leases existing as of the date hereof, (b) participating in tax, accounting and other administrative activities as a Subsidiary of a consolidated group of companies, including the Credit Parties, and (c) activities incidental to the business or activities described in clauses (a) and (b) of this Section 5.25.

5.26 Excess Availability. Permit Availability (without giving effect to the Availability Block) at any time to be less than an amount equal to the greater of (A) the lesser of (a) ten percent (10.00%) of the commitments under the ABL Credit Agreement then in effect and (b) ten percent (10.00%) of the Borrowing Base (without giving effect to the Term Loan Push Down Reserve or the Term Loan Reserve Amount), based upon the most recent Borrowing Base Certificate received by Agent; and (B) the sum of (i) $17,500,000 plus (ii) upon the occurrence of a Term Loan Trigger Event the Term Loan Reserve Amount.

ARTICLE VI.

[INTENTIONALLY OMITTED]

ARTICLE VII.

EVENTS OF DEFAULT

7.1 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Credit Party fails to pay when and as required to be paid herein, any amount of principal of, or interest on, any Term Loan, including after maturity of the Term Loans, or any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of subsections 4.3(a), 4.4(a) and 4.4(d), 4.7(a)(ii) or 9.10(d), Sections 4.1, 4.2 (other than subsections 4.2(a), 4.2(c), 4.2(i), 4.2(l), 4.2(o), 4.2(p), 4.2(q) and 4.2(r)), 4.6, 4.9 (other than subsection 4.9(a)), 4.10, or 4.11 (other than subsections 4.11(c)(i), and 4.11(e)) or Article V;

(d) Other Defaults. Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of (x) fifteen (15) days, in the case of a covenant or agreement contained in Section 4.3 (other than subsections 4.3(a) of this Agreement or (z) thirty (30) days, in the case of any other covenant or agreement, after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower Representative by Agent or Required Lenders;

(e) Cross-Default. Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f) Insolvency; Voluntary Proceedings. A Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course, except in connection with a transaction permitted under Section 5.3; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing;

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party (other than either of the J. Jill Entities), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $2,000,000 individually or in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within forty-five (45) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party (other than either of the J. Jill Entities) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party (other than either of the J. Jill Entities) acquiesces in the appointment of a receiver, receiver-manager, interim receiver, monitor, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $5,000,000 or more (net of insurance coverage provided by a carrier and for which liability has been acknowledged in writing by such carrier), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(i) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(j) Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;

(k) Ownership. A Change in Control shall occur;

(l) Invalidity of Subordination Provisions. The subordination provisions of the Subordination Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(m) ABL Documents and Supplemental L/C Facility Documents. Any default, any breach of any condition or covenant, or any other event shall occur or condition shall exist, under the ABL Documents or the Supplemental L/C Facility Documents or any instrument relating to any such Indebtedness, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity;

(n) Invalidity of ABL Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement. Any of the ABL Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, the Obligations, for any reason, shall not have the priority contemplated by the ABL Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement, as the case may be, or any party (other than Agent or any Lender) to the ABL Intercreditor Agreement or the Supplemental L/C Facility Intercreditor Agreement fails to perform or observe any term, covenant or agreement contained therein;

(o) ERISA. (i) An ERISA Event occurs with respect to a Benefit Plan (including, but not limited to any Multiemployer Plan) which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to such Benefit Plan or the PBGC in an aggregate amount in excess of $2,000,000 or which could reasonably likely result in a Material Adverse Effect, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000 or which could reasonably likely result in a Material Adverse Effect;

(p) Canadian Pension Plans. Any event or condition shall occur or exist with respect to a Canadian Pension Plan that could reasonably be expected to subject any Canadian Credit Party to any tax, penalty or other liabilities under the Pension Benefits Act (Ontario) or any other applicable pension benefits standards legislation or other applicable laws in an aggregate amount in excess of $2,000,000, or if a Canadian Credit Party is in default with respect to required payments to a Canadian Pension Plan in an aggregate amount in excess of $2,000,000 or any Lien arises on the assets of a Canadian Credit Party (save for contribution amounts not yet due) in connection with any Canadian Pension Plan; or

(q) Indictment. The indictment or institution of any legal process or proceeding against, any Credit Party or any Subsidiary thereof, under any federal, state, provincial, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a) declare all or any portion of the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, all fees and premium (including any amounts due under Section 1.9) and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the forty-five (45) day period mentioned therein), the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent or any Lender.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VIII.

THE AGENT

8.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender hereby appoints Wells Fargo (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2 Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3 Use of Discretion.

(a) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(b) Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

8.4 Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Term Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each of the Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower Representative or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c) Each Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that it shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d) Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

8.6 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Term Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Lender or as one of the Required Lenders, respectively.

8.7 Lender Credit Decision.

(a) Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Term Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b) If any Lender has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Term Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8 Expenses; Indemnities; Withholding.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c) To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan

Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9 Resignation of Agent.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower Representative not less than 30 days prior to the effective date of such resignation set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrowers, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

8.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of a Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b) any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h), 5.1(i), 5.1(o) or 5.1(p), and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Term Loan Commitments, (B) payment and satisfaction in full of all Term Loans and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable (or, as an alternative with respect to Obligations arising under Secured Rate Contracts, other arrangements acceptable to the holder of such Obligations are made), (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article VIII and Sections 9.3, 9.9, 9.10, 9.11, 9.17, 9.24 and 10.1 and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent and the Lenders party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

8.12 Documentation Agent and Syndication Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent and Syndication Agent shall not have any duties or responsibilities, nor shall the Documentation Agent and Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent and Syndication Agent. At any time that any Lender serving (or whose Affiliate is serving) as Documentation Agent and/or Syndication Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and the Term Loan Commitment, such Lender (or an Affiliate of such Lender acting as Documentation Agent or Syndication Agent) shall be deemed to have concurrently resigned as such Documentation Agent and/or Syndication Agent.

8.13 Intercreditor Agreements. The Lenders hereby irrevocably authorize the Agent to enter into the ABL Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement, in each case, upon the Required Lenders’ approval of the terms thereof, and agree to be bound by the provisions of the Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement.

8.14 Information Regarding Bank Products and Secured Rate Contracts. Each Lender agrees that, upon the reasonable request of the Agent, it shall from time to time provide the Agent with updated information regarding the Bank Product Amounts or obligations under Secured Rate Contracts in order facilitate the Agent’s administration of the credit facilities hereunder (it being understood that upon the failure of any Lender or any Affiliate of a Lender to provide such information, the Agent may, in its discretion, exclude the Bank Product Amounts or obligations under Secured Rate Contracts of such Lender or such Affiliate from the “Obligations” and from distributions under Section 0).

8.15 Quebec Security. For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any Credit Party, the Agent is hereby irrevocably authorized and appointed to act as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold any hypothec granted under the laws of the Province of Quebec as security for any debenture, bond or other title of indebtedness that may be issued by any such Credit Party pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Moreover, in respect of any pledge by any such Credit Party of any such debenture, bond or other title of indebtedness as security for any Obligations, the Agent shall also be authorized to hold such debenture, bond or other title of indebtedness as agent and pledgee for its own account and for the benefit of all or any of the Secured Parties, the whole notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Quebec). Any person who becomes a Secured Party or successor Agent shall be deemed to have consented to and ratified the foregoing appointment of the Agent as fondé de pouvoir and as agent and mandatary on behalf of the relevant Secured Parties. For greater certainty, the Agent, acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation and appointment of a successor Agent, such successor Agent shall also act as the holder of an irrevocable power of attorney (fondé de pouvoir).”

ARTICLE IX.

MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i) increase or extend the Term Loan Commitment of any Lender (or reinstate any Term Loan Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 (other than under subsection 1.8(a)) may be postponed, delayed, waived or modified with the consent of Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Term Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv) amend this Section 9.1 or the definitions of Required Lenders or any provision providing for consent or other action by all Lenders or change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) (A) amend the definition of “Term Priority Collateral” in a manner adverse to the Lenders or (B) amend Section 1.10(c) in any manner that would alter the order of treatment or the pro rata sharing of payments required thereby; or

(vi) discharge any Credit Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).

(b) No amendment or waiver shall amend or modify the definitions of Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory, Eligible In Transit Inventory, Eligible Supplemental Inventory, Eligible Real Estate, Eligible Intellectual Property, Availability Block, Borrowing Base, Term Loan Borrowing Base, Term Loan Reserve Amount, Term Loan Trigger Event or Term Loan Push-Down Reserve including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the ABL Credit Agreement unless the same shall be in writing and signed by Agent and all Lenders (or by Agent with the consent of all Lenders).

(c) Notwithstanding anything to the contrary contained in this Section 9.1, (w) Borrowers may amend Schedules 3.16, 3.19 and 3.21 upon notice to Agent, (x) Borrowers may amend Schedules 3.22, provided that the Borrowers shall have complied with the requirements set forth in Section 4.11, (y) Agent may amend Schedule 1.1(a) to reflect Sales entered into pursuant to Section 9.9, and (z) Agent and Borrowers may amend or modify this Agreement and any other Loan Document to grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties; provided that no Credit Card Receivables, PL Credit Card Receivables, Inventory or Real Estate of such Person shall be included as Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory or Eligible Real Estate until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

9.2 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) faxing it to Christian West (877) 474-3331 with an appropriate bar-code fax coversheet, (iii) posted to any E-System approved by or set up by or at the direction of Agent or

(iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrowers and Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower Representative and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.

(b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of each Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5 Costs and Expenses. Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, the Borrowers agree to pay or reimburse upon demand (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, Collateral audits and appraisals, background checks and similar expenses, (b) subject to the limitations set forth in Sections 4.2(m) and 4.9 and any limitations set forth in the Private Label Credit Card Access and Monitoring Agreement, Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, insurance reviews, field examinations and Collateral examinations and analysis, including any analysis of any Private Label Credit Card program (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners or other advisors, at the per diem rate per individual charged by Agent or its Related Persons for its examiners and advisors), (c) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with periodic UCC or PPSA searches conducted by Agent and analysis of the results thereof (which shall occur no less frequently than once each calendar month or such other intervals and times as reasonably determined by Agent), (d) each of Agent, its Related Persons, each Lender and each of their respective Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document, or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs and (e) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (d) above.

9.6 Indemnity.

(a) Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against, subject to any express limitations set forth in this Agreement or in any other Loan Document, all Liabilities (including brokerage commissions, fees and other compensation, but excluding taxes described in Section 10.1, which shall be subject to the indemnification provisions (and any limitations thereon) set forth in such Section 10.1) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Term Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) with respect to any act, event or transaction related, contemplated in or attendant to any of the foregoing, any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of each Borrower and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Credit Party or any Subsidiary of any Credit Party or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of any Credit Party or any Subsidiary of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Subsidiary of any Credit Party or the owner, lessee or operator of any such property through any foreclosure action, in each case, except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to the applicable Credit Party or Subsidiary of a Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided, further, that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto and Agent and when Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), Agent and each Lender receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 8.9), none of any Borrower, any other Credit Party or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Term Loan Commitments and its rights and obligations with respect to Term Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person (subject to the last sentence of this Section 9.9(b)) acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent, and, as long as no Event of Default is continuing, the Borrower Representative (which acceptance of the Borrower Representative shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after written notice of a proposed sale is delivered to the Borrower Representative, as applicable); provided, however, that (w) for each Term Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Term Loans, subject to any such Sale shall be in a minimum amount of $2,500,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned. Unless consented to by the Agent and the Required Lenders, no Lender may consummate a Sale of all or a portion of its rights and obligations hereunder to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Debt or a known Affiliate of such a holder.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d) Effectiveness. Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder. For the avoidance of doubt, GB Merchant Partners, LLC and any of its Affiliates, in its capacity as a Lender, may, without the written consent of the Borrower Representative, grant a security interest in all or any of GB Merchant Partners, LLC’s or any of its Affiliate’s rights as a Lender under this Agreement and the other Loan Documents to Regions Bank, an Alabama bank (“Regions”), in connection with the financing arrangements entered into with Regions. Upon request by Regions and subject to compliance by Regions with the terms of Section 9.9 hereof (other than with respect to obtaining the Consent of the Borrower Representative), the Credit Parties and the Agent, hereby agree solely in connection with an assignment pursuant to this clause (e), to recognize Regions as a “Lender” under this Agreement and, upon Regions’ written request therefor, execute and deliver an Assignment in order to cause Regions to become a “Lender” for all purposes under this Agreement and the other Loan Documents.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Term Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Term Loans pursuant thereto shall satisfy the obligation of such Lender to make such Term Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Term Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Term Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a). No party hereto shall institute (and each Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the payment in full of the Obligations.

(g) Each Lender that sells a participation to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers and solely for tax purposes, establish and maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in any Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that the Term Loans are in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

9.10 Non-Public Information; Confidentiality .

(a) Non-Public Information. Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Confidential Information. Each Lender and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower Representative’s consent, (ii) to Related Persons of such Lender or Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c) Tombstones. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Credit Party’s name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrower Representative for review and comment prior to the publication thereof.

(d) Press Release and Related Matters. No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority or any press release issued in connection therewith) using the name, logo or otherwise referring to Wells Fargo or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of Wells Fargo except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Wells Fargo.

(e) Distribution of Materials to Lenders. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f) Material Non-Public Information. The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i)

identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent. Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11 Set-off; Sharing of Payments.

(a) Right of Setoff. Each of Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of the Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent and each Lender agrees promptly to notify the Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, their Affiliates and the other Secured Parties, may have.

(b) Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC or the PPSA, as applicable) of Collateral)

other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender or Impacted Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(b).

9.12 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction. Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19 Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) shall (x) survive the termination of the Term Loan Commitments and the payment in full of all other Obligations and (y) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22 Replacement of Lender. Within forty-five (45) days after (or such later date as agreed to by Agent): (i) receipt by the Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrowers may, at their option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent and shall not be a Credit Party or an Affiliate thereof. In the event the Borrowers obtain a Replacement Lender within forty-five (45) days (or such later date as agreed to by Agent) following notice of its intention to do so, the Affected Lender (or non-consenting Lender) shall sell and assign its Term Loans to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9. Notwithstanding the foregoing, with respect to a Lender that is an Impacted Lender, the Borrowers or Agent may obtain a Replacement Lender and execute an Assignment on behalf of such Impacted Lender at any time and without prior notice to such Impacted Lender and cause its Term Loans and Term Loan Commitments to be sold and assigned at par. Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such replaced Lender to indemnification hereunder shall survive.

9.23 Joint and Several. Each Borrower is part of a group of affiliated Persons, and each Borrower expects to receive substantial direct and indirect benefits from the extension of the credit facility established pursuant to this Agreement. In consideration of the foregoing, each Borrower hereby irrevocably and unconditionally agrees that it is jointly and severally liable for all of the liabilities, obligations, covenants and agreements of the Borrowers hereunder and under the other Loan Documents, whether now or hereafter existing or due or to become due. The obligations of the Borrowers under the Loan Documents may be enforced by the Agent and the Lenders against any Borrower or all Borrowers in any manner or order selected by the Agent or the Required Lenders in their sole discretion. Each Borrower hereby irrevocably waives (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against any other Borrower due to any payment or performance made under this Agreement, in each case until all Obligations shall have been fully satisfied. Without limiting the foregoing provisions of this Section 9.23, each Borrower acknowledges and agrees that:

(a) its obligations under this Agreement shall remain enforceable against it even though such obligations may be unenforceable or not allowable against any other Borrower due to the existence of an insolvency proceeding involving any other Borrower;

(b) its obligations under this Agreement are independent of the obligations of any other Borrower, and a separate action or actions may be brought and prosecuted against it in respect of such obligations irrespective of whether any action is brought against any other Borrower or any other Borrower is joined in any such action or actions;

(c) it hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of this Agreement, any other Loan Document or any agreement or instrument relating hereto or thereto in respect of any other Borrower;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any other Borrower under or in respect of this Agreement, the other Loan Documents, or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document, in respect of any other Borrower;

(iii) any change, restructuring or termination of the structure or existence of any other Borrower;

(iv) the failure of any other Person to execute or deliver any other agreement or the release or reduction of liability of any other Person with respect to any obligations of the Borrowers under this Agreement or any other Loan Document;

(v) any other circumstance (including any statute of limitations but other than the Obligations having been fully satisfied) or any existence of or reliance on any representation by any other Person that might otherwise constitute a defense available to, or a discharge of, any other Borrower; or

(vi) the application of any Term Loan proceeds to, or the extension of any other credit for the benefit of, any other Borrower, any other Credit Party, or any of their Subsidiaries;

(d) its obligations under this Agreement and the other Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any such obligations is rescinded or must otherwise be returned by any Person upon the insolvency, bankruptcy or reorganization of any other Borrower, all as though such payment had not been made; and

(e) it hereby unconditionally and irrevocably waives any right to revoke its joint and several liability under the Loan Documents and acknowledges that such liability is continuing in nature and applies to all obligations of the Borrowers under the Loan Documents, whether existing now or in the future.

9.24 Creditor-Debtor Relationship. The relationship between Agent and each Lender, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25 Actions in Concert. Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

ARTICLE X.

TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes.

(a) Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i), (ii), (iii) and (iv) below, the “Taxes”) other than for (i) taxes measured by overall net income (however denominated, including, but not limited to, taxes imposed on or measured by the recipient’s income (and any backup withholding with respect thereto), and branch profits taxes), franchise taxes imposed in lieu of net income taxes and taxes based on any Secured Party’s capital, gross receipts, assets, liabilities or property (or other similar taxes) in each case imposed on any Secured Party by the jurisdiction (or any political subdivision thereof) in which such Secured Party is organized, maintains its principal office or applicable Lending Office or that are otherwise imposed as a result of a present or former connection between the Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law occurring after the date the relevant Secured Party acquired its interest in any Loan Document) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below or as a result of any inaccurate or incorrect documentation, (iii) withholding taxes imposed on amounts payable to or for the account of a Secured Party pursuant to any Requirement of Law in effect on the date on which (x) such Secured Party acquires its interest in any Loan Document (other than pursuant to an assignment request by a Credit Party under Section 9.22) or (y) such Secured Party changes its Lending Office, except in each case to the extent that, pursuant to Section 10.1, amounts with respect to such withholding taxes were payable either to such Secured Party’s assignor immediately before such Secured Party became a party hereto or to such Secured Party immediately before it changed its Lending Office or (iv) any U.S. Federal withholding taxes imposed under FATCA.

(b) If any Taxes shall be required by Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions for such Taxes been made, (ii) the relevant Withholding Agent shall make such deductions, (iii) the relevant Withholding Agent shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within thirty (30) days after such payment is made, the relevant Withholding Agent shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent; provided, however, and for the avoidance of doubt, that no such increase shall be made under this clause (b) with respect to, and no Credit Party shall be required to indemnify any Secured Party pursuant to clause (d) below for any taxes described in clauses (i), (ii), (iii) or (iv) of Section 10.1(a) above.

(c) In addition, the Credit Parties agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (except any such taxes that are imposed as a result of an assignment or a sale of a participation, other than pursuant to an assignment request by a Credit Party under Section 9.22) (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Other Taxes by any Credit Party, the Borrowers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d) Without duplication of Section 10.1(b) above, the Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of written demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth in reasonable detail the calculation of amounts to be paid thereunder and delivered to the Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e) Any Secured Party claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce or eliminate any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Secured Party, be otherwise disadvantageous to such Secured Party.

(f) (i) Each Non-U.S. Lender Party, at each of the following times, shall (v) on or prior to the Closing Date, (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by the Borrower Representative or Agent

(or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent and the Borrower Representative that such Non-U.S. Lender Party is not (1) a “bank” as described in Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrowers as described in Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code, or (C) any other applicable document prescribed by Requirements of Law certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents with such supplementary documentation as may be prescribed by Requirements of Law to permit Borrower to determine the withholding or deduction required to be made. Unless the Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Withholding Agent and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments.

(ii) Each U.S. Lender Party, at each of the following times, shall (v) on or prior to the Closing Date, (w) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (z) from time to time if requested by the Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax on payments pursuant to the Loan Documents) or any successor form.

(iii) If a payment made to or for the account of a U.S. Lender Party or Non-U.S. Lender Party under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such party shall deliver to the Borrower Representative and Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower Representative or Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or Agent as may be necessary for the Borrower Representative and Agent to comply with their obligations under FATCA, to determine that such U.S. Lender Party or Non-U.S. Lender party, as applicable, has or has not complied with such party’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

(iv) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent and Borrower Representative.

(v) A Secured Party shall promptly notify each Credit Party and Agent if any form or other documentation previously submitted pursuant to this clause (f) becomes incorrect or invalid or if such Secured Party otherwise determines that it is no longer in a position to provide any previously delivered forms or documentation.

(g) If the Credit Parties determine that a reasonable basis exists for contesting a Tax or Other Tax, each Secured Party shall, subject to maintaining the confidentiality of confidential information and preserving all applicable privileges and immunities, reasonably cooperate with the Credit Parties as the Credit Parties may reasonably request in challenging such Tax or Other Tax, provided, that the Credit Parties shall (i) pay or reimburse all reasonable costs and expenses incurred by such Secured Party or any of its Related Persons, in connection with any such contest (including, without limitation, any investigation, development, preparation or negotiation arising from such contest) and (ii) indemnify, hold harmless and defend each Secured Party and its Related Persons from and against all Liabilities that may be imposed on, incurred by or asserted against any such Person in any matter arising out of, in connection with or as a result of any such contest.

(h) If Agent or any Lender determines, in its sole and absolute discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 10.1, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this

Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Agent or such Lender, as the case may be, and without interest, provided that the Borrowers, upon the request of Agent or such Lender, agree to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Agent or such Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person or to impose on the Agent or any Lender a duty to pursue or obtain any such refund.

(i) The agreements in this Section 10.1 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

10.2 Illegality. If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make Term Loans bearing interested based on LIBOR, then, on notice thereof by such Lender to the Borrowers through Agent, the obligation of that Lender to determine interest based on LIBOR shall be suspended until such Lender shall have notified Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exists. Immediately upon receipt of such notice, the Term Loans of such Lender shall accrue and be payable at the Alternative Rate.

10.3 Increased Costs and Reduction of Return.

(a) If any Lender shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Term Loans or any hereunder, then the Borrowers shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs; provided, that the Borrowers shall not be required to compensate any Lender or pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative, in writing of the increased costs and of such Lender’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding the foregoing, this Section 10.3 shall not apply with respect to Taxes or Other Taxes, each as defined in Section 10.1, or with respect to the imposition of, or any change in the rate of, any taxes described in clauses (i), (ii), (iii) or (iv) of Section 10.1(a).

(b) If any Lender shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender (or its Lending Office) or any entity controlling the Lender, with any Capital Adequacy Regulation;

in the case of any of clauses (i) – (iv) subsequent to the date hereof, affects the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Term Loan Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to Agent), the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling the Lender) for such increase; provided, that the Borrowers shall not be required to compensate any Lender pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative, in writing of the amounts and of such Lender’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4 Funding Losses. The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make any payment or mandatory prepayment of principal of any Term Loan (including payments made after any acceleration thereof); or

(b) the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 1.7;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 10.3(c) and under subsection 10.3(a): each Term Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such Term Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Term Loan is in fact so funded.

10.5 Inability to Determine Rates. If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, Agent will forthwith give notice of such determination to the Borrower Representative and each Lender. Thereafter interest on the Term Loan shall accrue and be payable at the Alternative Rate.

10.6 Reserves on LIBOR Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each Term Loan equal to actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Term Loan provided the Borrower Representative shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI.

DEFINITIONS

11.1 Defined Terms. The following terms have the following meanings:

“ABL Agent” means GE Capital, together with its successors and assigns.

“ABL Control Account” means each deposit account now or hereafter owned by the Credit Parties, other than (i) payroll accounts (so long as each such payroll account is a zero balance account), withholding tax and other fiduciary accounts, (ii) local store operating accounts with cash or cash equivalents not exceeding $1,000,000 at any time in the aggregate for all such local store operating accounts, (iii) deposit accounts not maintained in the United States with cash or cash equivalents not exceeding $500,000 at any time in the aggregate for all such accounts, and (iv) the Term Loan Priority Account.

“ABL Control Agreement” means a four-party deposit account, securities account, or commodities account control agreement by and among the applicable Credit Party, ABL Agent, Agent, and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to Agent and in any event providing to Agent “control” (subject to the ABL Intercreditor Agreement) of such deposit account, securities or commodities account (including, without limitation, any lockbox or similar arrangements) within the meaning of (a) Articles 8 and 9 of the UCC or (b) the PPSA.

“ABL Credit Agreement” means the Amended and Restated Credit Agreement, dated as of even date hereof, among the Borrower Representative and the Borrowers, on the one hand, and the ABL Agent and the lenders party thereto, on the other hand, as the same may be amended, restated or otherwise modified as permitted by the Intercreditor Agreement.

“ABL Facility” means the secured revolving credit facility created pursuant to the ABL Credit Agreement and the other ABL Loan Documents.

“ABL Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date by and between Agent and ABL Agent, and acknowledged by the Credit Parties and the other parties thereto (if any), as amended, restated or otherwise modified from time to time

“ABL Loan Documents” means the ABL Credit Agreement and each other document related to or evidencing the ABL Facility, including the Loan Documents, as defined in the ABL Credit Agreement.

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC, the PPSA or, to the extent governed by the Civil Code of Quebec, defined as “claims” for the purposes of the Civil Code of Quebec) of the Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or amalgamation or consolidation or any other combination with another Person.

“Affected Lender” has the meaning specified in Section 9.22.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person. Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

“Affiliated Lenders” means, as to any Lender, such Lender and its Affiliates and Approved Funds.

“Agent” means Wells Fargo in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Agent Report” has the meaning specified in Section 8.5(c).

“Aggregate Revolving Exposure” has the meaning set forth in the ABL Credit Agreement, as in effect as of the Closing Date.

“Aggregate Term Loan Commitments” means the sum of all of the Term Loan FIFO Commitments plus all of the Term Loan FILO Commitments. As of the Closing Date, the Aggregate Term Loan Commitments are $75,000,000.

“Alternative Rate” means, at any time, the greater of (i) 10.75% per annum, or (ii) the Base Rate plus 7.0%.

“Applicable Margin” means ten percent 10%) per annum.

“Applicable Premium Percentage” has the meaning specified in Section 1.9.

“Appraised Value” means (a) with respect to Eligible Real Estate, the fair market value of Eligible Real Estate as set forth in the most recent appraisal of Eligible Real Estate as determined from time to time by an independent appraiser engaged by the Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months, provided that the Appraised Value of any parcel of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at any time specified to be secured by a Mortgage thereon, or (b) with respect to Eligible Intellectual Property, the net forced liquidation value of Eligible Intellectual Property as set forth in the most recent appraisal of Eligible Intellectual Property as determined from time to time by an independent appraiser engaged by the Agent.

“Approved Armored Car Carrier” means a four party armored car carrier that has entered into an Armored Car Control Agreement with the ABL Agent and Agent for the benefit of the Secured Parties.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Armored Car Control Agreement” means an agreement, reasonably satisfactory to Agent, establishing Agent’s control (subject to the ABL Intercreditor Agreement) with respect to the cash, checks or other items obtained by an armored car carrier from any Credit Party or otherwise under the armored car carrier’s control, custody or possession pursuant to any agreement or arrangement with any Credit Party.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, in substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” has the meaning specified in the ABL Credit Agreement, as in effect on the Closing Date.

“Availability Block” means, at any time, an amount equal to the sum of (a) an amount equal to the greater of (i) $17,500,000 and (ii) an amount equal to the lesser of (x) ten percent (10.00%) of the Aggregate Revolving Loan Commitment (as such term is defined in the ABL Credit Agreement as in effect as of the Closing Date) then in effect and (y) ten percent (10.00%) of the Borrowing Base (without giving effect to the Term Loan Push Down Reserve), based upon the most recent Borrowing Base Certificate received by Agent plus (b) on and after the occurrence of a Term Loan Trigger Event unless the Term Lenders otherwise agree, the Term Loan Reserve Amount.

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any of its Subsidiaries by Wells Fargo or any of its Affiliates or by any Lender or any of its Affiliates: (a) any services provided from time to time in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services; (b) commercial credit card and purchasing cards; (c) leases and letters of credit and (d) other banking products or services approved by the Agent; provided, however, that, except for Bank Products that have been provided or arranged by Wells Fargo or an Affiliate of Wells Fargo, for any of the foregoing to be included for purposes of a distribution under Section 0 (eighth) and for the purposes of the definition of “Obligations”, the applicable bank product provider and the applicable Credit Party or Subsidiary must have provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time.

“Bank Product Amount” has the meaning specified in the definition of Bank Product.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate”, (b) the sum of 3.00% per annum and the Federal Funds Rate, (c) the sum of (x) LIBOR, determined two (2) Business Days prior to such day, plus (y) 1.00% and (d) 3.75%. The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change. Any change in the Base Rate due to a change in clause (b) or clause (c) above shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” and “Borrowers” has the meaning specified in the preamble to this Agreement.

“Borrower Materials” has the meaning specified in Section 9.10(e).

“Borrower Representative” has the meaning specified in Section 1.12.

“Borrowing Base” means the “Borrowing Base” as defined in the ABL Credit Agreement, as amended in accordance with the ABL Intercreditor Agreement.

“Borrowing Base Certificate” means a certificate of the Borrower Representative, on behalf of each Borrower and each Guarantor, in substantially the form of Exhibit 11.1(b) hereto, duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, a day on which dealings are carried on in the London interbank market.

“Called Principal” means the principal amount of the Term Loans (including, if applicable, the amount of any capitalized interest) (a) that is voluntarily or mandatorily prepaid by the Borrowers, or (b) that is declared to be, or automatically becomes, immediately due and payable in accordance with Section 7.2.

“Canadian Credit Party” or “Canadian Credit Parties” means each Credit Party organized under the laws of Canada or any province or territory thereof.

“Canadian Pension Plan” means a pension plan that is registered under the Pension Benefits Act (Ontario) or other applicable pension benefits standards legislation of another Canadian province or territory and the Income Tax Act (Canada) and that is (a) maintained or sponsored by any Canadian Credit Party or any Canadian Subsidiary for its employees, (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which any Canadian Credit Party or any Canadian Subsidiary is making or accruing an obligation to make contributions, or (c) a plan with respect to which any Canadian Credit Party has incurred or may incur liability, including contingent liability either to such plan or to any Person or Governmental Authority, including the FSCO. For purposes of clarity, “Canadian Pension Plan” shall not include the group registered retirement savings plan in which the employees of any Canadian Credit Party or any Canadian Subsidiary participate and which is not subject to any pension benefits standards legislation or the registered pension plan provisions of the Income Tax Act (Canada).

“Canadian Security Agreement” means that certain Security Agreement, dated as of even date herewith, in form and substance reasonably satisfactory to the Agent, by the Guarantors party thereto in favor of the Agent, for the benefit of the Secured Parties, for the benefit of the Secured Parties, as the same may be amended, restated, or modified from time to time.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of any Credit Party or any Subsidiary of any Credit Party under any Capital Leases.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change in Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934); (b) the adoption by the shareholders of Company of a plan relating to the liquidation or dissolution of the Company; (c) the Company (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, proxy, vote, written notice or otherwise) becomes aware of the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the total voting power of the voting Stock and Stock Equivalents of the Company; (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (e) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting Stock and Stock Equivalents of the Company or such other Person is converted into or exchanged for cash, securities or other property or (f) except pursuant to a transaction permitted under Section 5.3, the Company ceases to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of each of the other Borrowers, the other Credit Parties or any Subsidiary of any of them, in each case, free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties.

“Closing Date” means February 16, 2012.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, that is at any time subject to a security interest or Lien in favor of Agent, on behalf of itself, the Lenders and the other Secured Parties, pursuant to the Guaranty and Security Agreement or any other Collateral Document, in each case, to secure the Obligations.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the IP Security Agreements, the Mortgages, each ABL Control Agreement, Armored Car Control Agreement, and all other guaranties, security agreements, pledge agreements, patent security agreement, trademark security agreements, lease assignments, bailee agreements, customs broker agreements, guarantees, general security agreement, deed of hypothec and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party and any Lender, or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders, or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender, or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of five (5) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender’s giving the Agent written notice of that Lender’s objection to such course of action.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means, as of any date of determination, those members of the Board of Directors of the Company, each of whom: (1) was a member of such Board of Directors on the Closing Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, license agreement, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Copyright Security Agreement” means the Copyright Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Credit Card Agreements” shall mean all agreements or notices, each in form and substance reasonably satisfactory to Agent, now or hereafter entered into by Borrowers with any credit card issuer or any credit card processor, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, without limitation, any agreements or notices entered into in connection with any Private Label Credit Cards, descriptions of all such agreements in effect on the Closing Date are reflected on Schedule 1.1(e); provided, that any such credit card agreement or notice shall provide, among other things, that each such credit card processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the credit card issuer or processor) by Borrowers received by it (or other amounts payable by such credit card processor) into a designated concentration account on a daily basis, or on such other basis as the Agent may agree in writing in the exercise of its Permitted Discretion.

“Credit Card Receivables” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Credit Parties” means each Borrower, each Guarantor and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Customer List” means all customer lists in whatever form maintained.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disposition” means (a) the sale, lease, license, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c) and 5.2(g), and (b) the sale or transfer by a Borrower or any Subsidiary of a Borrower of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary, including Talbots (Canada) Corporation other than a Foreign Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Eligible Credit Card Accounts” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Eligible Intellectual Property” means Intellectual Property which, except as otherwise agreed by the Agent in its Permitted Discretion, satisfies all of the following conditions:

(a) Such Intellectual Property is validly registered with the U.S. Patent and Trademark Office, the U.S. Copyright Office or the Canadian Intellectual Property Office, as applicable;

(b) A Borrower owns such Intellectual Property;

(c) Such Borrower is in compliance in all material respects with the representations, warranties and covenants set forth in the IP Security Agreements and Security Agreements relating to such Intellectual Property;

(d) The Agent shall have received evidence that all actions that the Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to Permitted Liens (other than Liens securing Indebtedness) which have priority over the Lien of the Agent by operation of Law) on such Intellectual Property (including, without limitation, filings at the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable) has been taken; and

(e) The Agent shall have received an appraisal of such Intellectual Property by a third party appraiser reasonably acceptable to the Agent and otherwise in form and substance reasonably satisfactory to the Agent.

“Eligible In-Transit Inventory” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Eligible Inventory” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Eligible PL Credit Card Accounts” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Eligible Real Estate” means Owned Real Estate set forth on Schedule 11.1 hereof which, except as otherwise agreed by the Agent, in its Permitted Discretion, satisfies all of the following conditions:

(a) Agent shall have received evidence that all actions that the Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to Permitted Liens (other than Liens securing Indebtedness) which have priority over the Lien of the Agent by operation of Law and Permitted Liens described in Section 5.1(o)) on the property described in the Mortgages has been taken.

(b) Agent shall have received an appraisal (based upon Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Agent and otherwise in form and substance reasonably satisfactory to the Agent; and

(c) The Real Estate Requirements with respect to such Owned Real Estate have been satisfied.

“Eligible Supplemental Inventory” means, without duplication of other Eligible Inventory, all finished goods Inventory owned by a Borrower, which Inventory is initially located outside of the United States and is in transit for not more than thirty-five (35) days from the point of shipment to one of such Borrower’s distribution centers, warehouses or points of sale located in the continental United States (“Supplemental

Inventory”), provided that (a) a Borrower has title to such Supplemental Inventory, (b) such Supplemental Inventory is insured under the cargo transit policy identified in Schedule 3.18 or a renewal or replacement policy with respect thereto that provides substantially the same or better coverage, (c) such Supplemental Inventory is subject, to the reasonable satisfaction of Agent, to a first priority perfected security interest in and lien upon such Supplemental Inventory in favor of Agent (except for any (i) possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Credit Party for which Reserves reasonably satisfactory to Agent have been established with respect thereto, (ii) Permitted Liens described in 5.1(o) and (iii) reclamation rights) and for its own benefit and the benefit of the other Secured Parties, (d) to the extent requested by the Agent in its Permitted Discretion each relevant freight carrier, freight forwarder, customs broker and shipping company in possession of such Supplemental Inventory documents relating thereto shall have entered into bailee arrangements satisfactory to Agent, for the benefit of the Secured Parties and (e) otherwise meets the criteria for “Eligible Inventory” hereunder (other than the eligibility criteria set forth in clause (f) or (s) of the definition of “Eligible Inventory”). Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Supplemental Inventory from time to time in its Permitted Discretion. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Supplemental Inventory in its Permitted Discretion, subject to the approval of all Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available.

“Environmental Compliance Reserves” means, with respect to Owned Real Estate, any reserve which the Agent, from time to time in its discretion, establishes for estimable amounts that are reasonably likely to be expended by any of the Credit Parties in order for such Credit Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liabilities.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety (including, human, health and safety in the workplace), the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equity Plan” means The Talbots, Inc. 1993 Executive Stock Based Incentive Plan, The Talbots, Inc. 2003 Executive Stock Based Incentive Plan (as amended), The Talbots, Inc. Restated Directors Plan as of February 3, 2007, and any amended, successor or equity plan that may be approved from time to time by the Board of Directors of the Compensation Committee of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan (other than the Talbots Inc. Pension Plan) is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code or Sections 304 or 305 of ERISA; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Essex Property” means the real property known and numbered as 1 Essex Square, Essex, Connecticut.

“Event of Default” has the meaning specified in Section 7.1.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by the Company to directors, management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of a Borrower to a Borrower or another Wholly-Owned Subsidiary of a Borrower constituting an Investment permitted hereunder, and (c) Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

“Excluded Subsidiaries” means TCNB and the J. Jill Entities.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable) and any current or future regulations or official interpretations thereof.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means the letter agreement, dated as of February 16, 2012, between the Credit Parties and Agent, as amended from time to time.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“FIFO Loans” means that portion of the Term Loan made on the Closing Date pursuant to Section 2.1 by each Lender with a Term Loan FIFO Commitment.

“FILO Loans” means that portion of the Term Loan made on the Closing Date pursuant to Section 2.1 by each Lender with a Term Loan FILO Commitment.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Financial Statement Compliance Certificate” means a certificate of a Responsible Officer of the Borrower Representative in substantially the form of Exhibit 4.2(b) hereto.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Month” means each monthly accounting period of Borrowers calculated in accordance with the National Retail Federation calendar.

“Fiscal Quarter” means successive 13-week periods (each such 13 week period to begin on a Sunday and end on a Saturday) of Borrowers of any Fiscal Year; provided that for any 53-week Fiscal Year, the last Fiscal Quarter of such Fiscal Year shall consist of the successive 14-week period from and including the first day after the third Fiscal Quarter of such Fiscal Year through and including the last day of such Fiscal Year.

“Fiscal Year” means the annual accounting period of Borrowers ending on the Saturday nearest to January 31st in each calendar year calculated in accordance with the National Retail Federation calendar.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full replacement cost of such Real Estate or as otherwise reasonably required by Agent, with deductibles reasonably acceptable to Agent.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code, but excluding, for all purposes of this Agreement, Talbots (Canada) Corporation.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Gift Card Reserve” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantors” means, collectively, the Subsidiaries of the Borrowers listed on Schedule 3.19 on the Closing Date (other than the Excluded Subsidiaries and the Merger Subsidiary) and each other Subsidiary of the Borrowers that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 4.13(b). As of the Closing Date, the Guarantors are Talbots Classics, Inc.; Talbots Import, LLC; Birch Pond Realty Corporation; TALBOTS (CANADA), INC.; and Talbots (Canada) Corporation.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, in form and substance reasonably acceptable to Agent, by the Borrowers and the Guarantors in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time, together with each other guaranty and security agreement executed and delivered by any other Credit Party in favor of the Agent and the Secured Parties.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, that “Indebtedness” shall not include any assessment, imposition or other governmental charge relating to Taxes (or any interest or penalties related thereto).

“Indemnified Matters” has the meaning specified in Section 9.6.

“Indemnitees” has the meaning specified in Section 9.6.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, arrangement, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. or Canadian, federal, state, provincial or foreign law, including the Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-up and Restructuring Act (Canada).

“Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any applicable law and all IP Ancillary Rights relating thereto, including all Copyrights, Customer Lists, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement and the Supplemental L/C Facility Intercreditor Agreement.

“Internet Domain Names” means all internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or governmental authority.

“Inventory” means all of the “inventory” (as such term is defined in the UCC or the PPSA, as applicable) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“Investments” has the meaning specified in Section 5.4.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property, other than shrink-wrap licenses or licenses for off-the-shelf software.

“IP Security Agreements” means, collectively, the Patent Security Agreement, Copyright Security Agreement and Trademark Security Agreement, in each case, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“J. Jill Contingent Obligation Deposit” mean cash, in an aggregate amount not to exceed $7,000,000, on deposit at deposit account number ending xxxx0180 maintained by the Company with HSBC Bank USA, National Association, provided that such account shall be subject to an ABL Control Agreement.

“J. Jill Entities” means J. Jill, LLC and J. Jill, G.P.

“J. Jill Sale” means the sale of the J. Jill Entities, pursuant to that certain Asset Purchase Agreement, dated as of June 7, 2009, by and among the Company, Talbots Group, J. Jill, LLC, Birch Pond Realty Corporation and Jill Acquisition LLC.

“Landlord Lien State” means the states of Washington, Virginia, Pennsylvania and such other state(s), province(s), territory(ies) or jurisdictions in which a landlord’s claim for rent or other obligations has priority over the Lien of Agent in any of the Collateral.

“Large Inventory Location” means any distribution center, warehouse, cross-docking station or storage facility at which Inventory is located.

“Lender” has the meaning specified in the preamble to this Agreement, and for the avoidance of doubt shall include each Term Loan FILO Lender and Term Loan FIFO Lender.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower Representative and Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, at any time, the highest of (a) 0.75% per annum, (b) the offered rate per annum for deposits of Dollars for an interest period of thirty (30) days that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) on the day of determination, or (c) the offered rate per annum for deposits of Dollars for an interest period of three (3) months that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) on the day of determination. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered on the day of determination by Wells Fargo in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Loan” means any loan that bears interest based upon LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC, PPSA or any comparable law) and any contingent or other agreement to provide any of the foregoing, and with respect to any Credit Parties organized under the laws of Canada (or any province or territory thereof) any deemed, statutory or constructive trust or prior claim in, on or of such asset but not including the interest of a lessor under a lease which is not a Capital Lease.

“Lien Waiver” means an agreement, in form and substance satisfactory to the Agent, and otherwise which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Agent, and agrees to deliver the Collateral to the Agent upon request; and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Agent upon request.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Subordination Agreement, the Intercreditor Agreements, the Private Label Credit Card Access and Monitoring Agreement, PLCC Certificate, the Borrowing Base Certificate and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Local Deposit Accounts” has the meaning specified in Section 4.11.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of any Borrower or the Credit Parties taken as a whole; (b) a material impairment of the ability of any Borrower or the Credit Parties, taken as a whole, to perform in any material respect their respective obligations under any Loan Document; (c) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Document or (d) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, (ii) the perfection or priority of any Lien granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents or (iii) the realizable value of the Collateral.

“Material Environmental Liabilities” means (i) Environmental Liabilities exceeding (i) $1,000,000 in the aggregate in connection with Eligible Real Estate (excluding costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorneys’ fees) and (ii) $5,000,000 in the aggregate in connection with all other Real Estate.

“Maturity Date” means February 16, 2017.

“Maximum Borrowing Availability” has the meaning specified in the ABL Credit Agreement, as in effect on the Closing Date.

“Maximum Lawful Rate” has the meaning specified in Section 1.3(d).

“Minimum TCNB Deposit” means, with respect to the Company, the minimum deposit balance required to be maintained by the Company on deposit with TCNB pursuant to Requirements of Law.

“MNPI” has the meaning specified in Section 9.10(a).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory, Supplemental Inventory and/or PL Credit Card Receivables from Private Label Credit Cards, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory, Supplemental Inventory and/or PL Credit Card Receivables from Private Label Credit Cards delivered to ABL Agent or Agent by an appraiser reasonably acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction taxes paid or payable as a result of such Disposition, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“NOLV Factor” means at any time (a) with respect to Inventory, the quotient of the Net Orderly Liquidation Value of Inventory divided by the book value of Inventory, (b) with respect to PL Credit Card Receivables of the Borrowers that arise in the Ordinary Course of Business from Private Label Credit Cards, the quotient of the Net Orderly Liquidation Value of such PL Credit Card Receivables divided by the book value of such PL Credit Card Receivables, in each case, expressed as a percentage; and (c) with respect to Supplemental Inventory, the quotient of the Net Orderly Liquidation Value of Supplemental Inventory divided by the book value of Supplemental Inventory, in each case, as reflected on the most recent appraisal received by Agent provided that with respect to Supplemental Inventory and Inventory, in order to more accurately reflect the dates when a sale of such Supplemental Inventory and/or Inventory might take place, the Agent may, in the Agent’s Permitted Discretion, (i) calculate the NOLV Factor based upon the Net Orderly Liquidation Value of Inventory and/or Supplemental Inventory for the periods occurring after the date on which the Borrowing Base is being calculated or (ii) impose reserves to reflect the likely future sale date of such Supplemental Inventory and/or Inventory. The NOLV Factor will be increased or reduced promptly upon receipt by Agent of each updated appraisal.

“Non-U.S. Lender Party” means each of Agent, each Lender (or any transferee or assignee thereof), each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means a promissory note of the Borrowers payable to the order of a Lender in substantially the form of Exhibit 11.1(c) hereto, evidencing indebtedness of the Borrowers to each Lender pursuant to the Term Loan.

“Obligations” means (i) all Term Loans and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and (ii) all obligations and liabilities in respect of Bank Products owing by any Credit Party or any of its Subsidiaries to Wells Fargo or any of its Affiliates or any Lender or any of its Affiliates, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation or other corporate body (including an unlimited company, an unlimited liability corporation, or an unlimited liability company), the certificate or articles of incorporation, the bylaws (if any), the memorandum of association and articles or certificates of formation, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation or other corporate body and any shareholder rights agreement or shareholder agreement, in each case as applicable, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation, or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Taxes” has the meaning specified in Section 10.1(c).

“Owned Real Estate” means Real Estate owned by a Borrower in fee simple absolute.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to letters patent and applications therefor.

“Patent Security Agreement” means the Patent Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Liens” has the meaning specified in Section 5.1.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of (A) Indebtedness permitted under subsection 5.5(c), 5.5(d), or 5.5(g) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, (f) in the case of Indebtedness permitted under 5.5(g), the lender party to such Permitted Refinancing transaction agrees to be bound by the Supplemental L/C Facility Intercreditor Agreement, and (g) is otherwise on terms no less favorable to the Credit Parties, taken as a whole, than those of the Indebtedness being refinanced or extended; or (B) Indebtedness under the ABL Loan Documents, to the extent permitted under the ABL Intercreditor Agreement, provided, however, that such Indebtedness shall not constitute a “Permitted Refinancing” if, at the time such Indebtedness is incurred, created or assumed, a Default or Event of Default has occurred and is continuing or would result therefrom.

“Permitted Store Closures” means (y) the closure or liquidation of a Store in the United States by the Borrowers or any Subsidiary of the Borrowers; provided that (a) neither the Borrowers nor any of their Subsidiaries shall close or liquidate, as of any date of determination, in any Fiscal Year Stores representing more than 5% of all Stores in the United States at the commencement of such Fiscal Year and (b) if the number of Stores that the Borrowers or their Subsidiaries intend to close or liquidate on any date of determination in a Fiscal Year when aggregated with the number of Stores closed or liquidated by the Borrowers or their Subsidiaries prior to such date within the same Fiscal Year exceed thirty (30) Stores in the United States, then all such Stores that are being closed or liquidated on such date plus any Stores closed or liquidated on any date thereafter in the same Fiscal Year shall be closed or liquidated by a liquidator or under the supervision of a consultant (such liquidator or consultant shall be reasonably acceptable to the Agent) and pursuant to liquidation or consulting arrangements reasonably acceptable to Agent and (z) the closure or liquidation of a Store outside of the United States.

“Person” means an individual, partnership, corporation, limited liability company, body corporate (including an unlimited company, an unlimited liability corporation, or an unlimited liability company), business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“PLCC Certificate” means the Certificate regarding Private Label Credit Card Agreements, dated as of the Closing Date, from the Borrowers and TCNB to the Agent.

“PL Credit Card Receivables” shall mean, collectively, all present and future Accounts and rights to payment owned by Talbots Finance and/or the Company, and as to which Talbots Finance has title, arising from sales of goods or rendition of services in the ordinary course of business, which have been earned by performance, to customers who have purchased such goods or services using a Private Label Credit Card.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests or other applicable Liens.

“Private Label Credit Card” shall mean a credit card that bears the Company’s trademark and/or logo and is issued and administered pursuant to the Private Label Credit Card Agreements.

“Private Label Credit Card Agreements” shall mean each of the documents set forth on Schedule 1.1(d) governing the arrangements among the Borrowers and their Subsidiaries with respect to each Private Label Credit Card, each as in effect on the Closing Date.

“Private Label Credit Card Access and Monitoring Agreement” shall mean the Private Label Credit Card Access and Monitoring Agreement, dated as of the Closing Date, between Agent, the Borrowers and TCNB.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Protective Advance” has the meaning specified in Section 1.4(d).

“Rate Contract Reserve” means the aggregate amount of reserves established by the Agent from time to time in its Permitted Discretion in respect of the Obligations of the Credit Parties under any Secured Rate Contract.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any Real Estate owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Real Estate Requirements” means collectively, each of the following:

(a) the applicable Credit Party has executed and delivered to the Agent a Mortgage with respect to any Owned Real Estate intended, by such Credit Party, to be included in Eligible Real Estate;

(b) as to any parcel of Owned Real Estate, the Credit Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Owned Real Estate;

(c) the Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agent (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Agent, issued, coinsured and reinsured (to the extent required by the Agent) by title insurers reasonable acceptable to the Agent, insuring the Mortgages to be valid and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens having priority over the Lien of the Agent under the Law and Liens in favor of ABL Agent subject to the ABL Intercreditor Agreement;

(d) the Agent shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Agent;

(e) the applicable Credit Party shall have delivered to the Agent (i) evidence of flood insurance naming the Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Agent; or (ii) a standard flood hazard determination form indicating that the property is not located in a special flood hazard area; and

(f) the applicable Credit Party shall have delivered such other information and documents as may be reasonably requested by the Agent, including, without limitation, such as may be necessary to comply with FIRREA.

“Realty Reserves” means such reserves as the Agent from time to time determines in the Agent’s Permitted Discretion as being appropriate to reflect the impediments to the Agent’s ability to realize upon any Owned Real Estate constituting Term Priority Collateral or to reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon any Owned Real Estate constituting Term Priority Collateral; provided that in no event shall the aggregate amount of Realty Reserves exceed the then calculated amount under clause (e) of the definition of Term Loan Borrowing Base. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Agent.

“Register” has the meaning specified in Section 1.4(b).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Rent and Charges Reserve” shall have the meaning set forth in the ABL Credit Agreement as in effect as of the Closing Date.

“Rent Payment” has the meaning specified in Section 1.8(b) hereof.

“Required Lenders” means, as of any date of determination at least two non-Affiliated Lenders then holding more than fifty percent (50%) of the aggregate unpaid principal amount of Term Loans then outstanding.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Replacement Lender” has the meaning specified in Section 9.22.

“Reserves” means, with respect to the Term Loan Borrowing Base, (a) the Rent and Charges Reserve to the extent not included as a reserve by the ABL Agent in the Borrowing Base, (b) the Gift Card Reserve to the extent not included as a reserve by the ABL Agent in the Borrowing Base, (c) the Rate Contract Reserve, (d) reserves in respect of Bank Products established by Agent in its Permitted Discretion, (e) reserves in respect of “freight-in” charges or other similar charges, costs or expenses with respect to Supplemental Inventory established by Agent in its Permitted Discretion, (f) Realty Reserves (g) such additional reserves established by Agent, in its Permitted Discretion, from time to time against Eligible Credit Card Accounts, Eligible PL Credit Card Accounts, Eligible Inventory, Eligible Supplemental Inventory Eligible Real Estate, or Eligible Intellectual Property (including, without limitation, in respect of merchandise credits, shrink, customs charges in respect of Supplemental Inventory, customer refunds due, freight or insurance claims, ad valorem taxes, sales taxes and other taxes and any other claims or liabilities that are or could become senior in priority to the security interests and Liens of the Agent (in any case, whether or not a Default or Event of Default results from the failure to pay any of the foregoing)). Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.

“Restricted Payments” has the meaning specified in Section 5.11.

“Revolving Loan Commitment” has the meaning specified in the ABL Credit Agreement, as in effect on the Closing Date.

“Sale” has the meaning specified in Section 9.9(b).

“Secured Party” means Agent, each Lender, each other Indemnitee and each other holder of any Obligation of a Credit Party including each Secured Swap Provider and each Provider of Bank Products.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, which (a) has been provided or arranged by Wells Fargo or an Affiliate of Wells Fargo, or (b) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder after the applicable Lender or Affiliate of a Lender and the applicable Credit Party or Subsidiary have provided written notice to Agent of (i) the existence of such Rate Contract, (ii) the maximum dollar amount of obligations arising thereunder, and (iii) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by Wells Fargo or an Affiliate of Wells Fargo, and any assignee thereof.

“Settlement Date” has the meaning specified in Section 1.11(a).

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Store” means any retail department store operated by the Company or any of its Subsidiaries.

“Subordinated Indebtedness” means any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.

“Subordination Agreement” means, collectively, each subordination agreement by and among Agent, the applicable Credit Parties, the applicable Subsidiaries of the Credit Parties and the holders of Subordinated Indebtedness, each in form and substance satisfactory to Agent and each evidencing and setting forth the priority of the Obligations over such Subordinated Indebtedness, as the same may be amended, restated and/or modified from time to time subject to the terms thereof.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Supplemental Inventory” has the meaning specified in the definition of “Eligible Supplemental Inventory”.

“Supplemental L/C Facility” means a letter of credit facility provided by the Supplemental L/C Facility Issuers and the Supplemental L/C Facility Lenders to the Borrowers in the maximum principal amount acceptable to the Agent.

“Supplemental L/C Facility Agent” means agent (if any) for the Supplemental L/C Facility Issuers and the Supplemental L/C Facility Lenders under the Supplemental L/C Facility Documents.

“Supplemental L/C Facility Agreement” means a letter of credit facility agreement by and among the Borrowers, the Supplemental L/C Facility Agent, the Supplemental L/C Facility Issuers, the Supplemental L/C Facility Lenders and the other parties thereto (if any), in form and substance, and on terms and conditions, reasonably satisfactory to the Agent.

“Supplemental L/C Facility Cash Collateral” means cash and Cash Equivalent collateral in an amount not to exceed 105% of the maximum face amount of the outstanding letters of credit issued under the Supplemental L/C Facility; provided, however, that all such Supplemental L/C Facility Cash Collateral shall be subject to the Supplemental L/C Facility Intercreditor Agreement in all respects

“Supplemental L/C Facility Documents” means the letter of credit facility documents under or relating to the Supplemental L/C Facility (including the Supplemental L/C Facility Agreement), as modified, amended, supplemented or restated, and in effect from time to time in accordance with the terms hereof and of the Supplemental L/C Facility Intercreditor Agreement, all in form and substance, and on terms and conditions, reasonably acceptable to the Agent.

“Supplemental L/C Facility Intercreditor Agreement” means the intercreditor agreement by and between ABL Agent, Agent, the Supplemental L/C Facility Agent, the Supplemental L/C Facility Issuers and/or the Supplemental L/C Facility Lenders (as the case may be), the Credit Parties and the other parties thereto (if any), in form and substance, and on terms and conditions, reasonably acceptable to the Agent and the Required Lenders, as amended, restated, supplemented, or otherwise modified from time to time; provided that (i) the priority of the Liens (if any) securing the Supplemental L/C Facility Obligations shall be subject in all respects to the Liens securing the Obligations except that such Liens securing the Supplemental L/C Facility Obligations may have priority over the Liens securing the Obligations solely with respect to Supplemental L/C

Facility Cash Collateral (it being understood that the Agent shall retain a second priority Lien on such Supplemental L/C Facility Cash Collateral, subject to any Lien permitted by Section 5.1(o).

“Supplemental L/C Facility Issuers” means the letter of credit issuers under the Supplemental L/C Facility Agreement.

“Supplemental L/C Facility Lenders” means the lenders under and as defined in the Supplemental L/C Facility Agreement.

“Supplemental L/C Facility Obligations” means the obligations in respect of the Supplemental L/C Facility.

“Tax Affiliate” means, (a) each Borrower and its Subsidiaries and (b) any Affiliate of a Borrower with which such Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Tax Returns” has the meaning specified in Section 3.10.

“Taxes” has the meaning specified in Section 10.1(a).

“TCNB” means Talbots Classics National Bank.

“Termination Date” means the earliest to occur of: (a) February 16, 2017; (b) the date of the termination of the ABL Credit Agreement; and (c) the date on which the outstanding principal amount of the Term Loan is accelerated and becomes due and payable (whether by declaration or automatically) in accordance with the provisions of this Agreement.

“Term Loan” means an extension of credit by a Lender to the Borrowers, either in the form of a FIFO Loan or a FILO Loan, pursuant to Article I and any Protective Advances.

“Term Loan Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a) up to the lesser of (i) 15% of the book value of Eligible Credit Card Accounts at such time, and (ii) the difference between (x) 100% plus, after an Insolvency Proceeding, any increase in the percentage of the book value permitted by Section 5.2(a)(5) of the ABL Intercreditor Agreement and (y) the percentage of the book value included, as of the date of determination, in the Borrowing Base by the ABL Agent with respect to the Eligible Credit Card Accounts at such time;

(b) up to the lesser of (i) 15% of the book value of Eligible PL Credit Card Accounts at such time, multiplied by the NOLV Factor for PL Credit Card Receivables from Private Label Credit Cards, and (ii) the product of (A) the difference between (x) 100% plus, after an Insolvency Proceeding, any increase in the percentage of the book value permitted by Section 5.2(a)(5) of the ABL Intercreditor Agreement and (y) the

percentage of the book value for such PL Credit Card Receivables from Private Label Credit Cards, included, as of the date of determination, in the Borrowing Base by the ABL Agent, multiplied by (B) the NOLV Factor for such PL Credit Card Accounts;

(c) up to the lesser of (i) 15% of the book value of Eligible Inventory, valued at the lower of cost or market on a first-in, first-out basis, multiplied by the NOLV Factor for Inventory, and (ii) the product of (A) the difference between (x) 100% plus, after an Insolvency Proceeding, any increase in the percentage of the book value permitted by Section 5.2(a)(5) of the ABL Intercreditor Agreement and (y) the percentage of the book value of Eligible Inventory, valued at the lower of cost or market on a first-in, first-out basis included, as of the date of determination, in the Borrowing Base by the ABL Agent with respect to the Eligible Inventory, multiplied by (B) the NOLV Factor for such Inventory;

(e) up to the lesser of (i) 30% of the Appraised Value of Eligible Real Estate; and (ii) $15,000,000; and

(f) up to the lesser of (i) 37.5% of the Appraised Value of Eligible Intellectual Property; and (ii) $15,000,000; and

(g) at any time (A) the ABL Agent has not included any Eligible In-Transit Inventory in the Borrowing Base, up to the lesser of (i) 65% of the book value of Eligible Supplemental Inventory valued at the lower of cost or market on a first-in, first-out basis, multiplied by the NOLV Factor for In-Transit Inventory; and (ii) $10,000,000; and (B) the ABL Agent has included any Eligible In-Transit Inventory in the Borrowing Base, 0% of the book value of Eligible Supplemental Inventory valued at the lower of cost or market on a first-in, first-out basis, multiplied by the NOLV Factor for Supplemental Inventory;

in each case less Reserves established by Agent at such time in its Permitted Discretion.

“Term Loan FIFO Commitment” means, for each Term Loan FIFO Lender, its commitment to make a FIFO Loan, in the applicable principal amount shown on Schedule 1.1(a).

“Term Loan FILO Commitment” means, for each Term Loan FILO Lender, its commitment to make a FILO Loan, in the applicable principal amount shown on Schedule 1.1(a).

“Term Loan Percentage” means, as to any Lender and at any time, the percentage equivalent of: (i) the aggregate outstanding principal balance of such Lender’s FIFO Loans and FILO Loans, divided by (ii) the outstanding principal balance of the Term Loan.

“Term Loan FIFO Lender” means any Lender set forth on Schedule 1.1(a) with a Term Loan FIFO Commitment, and any other Person who hereafter becomes a Term Loan FIFO Lender pursuant to an Assignment and Acceptance related to a FIFO Loan.

“Term Loan FILO Lender” means any Lender set forth on Schedule 1.1(a) with a Term Loan FILO Commitment, and any other Person who hereafter becomes a Term Loan FILO Lender pursuant to an Assignment and Acceptance related to a FILO Loan.

“Term Loan Outstanding” means as of any date of determination, the outstanding principal balance of the Term Loans.

“Term Loan Priority Account” means that certain account at Wells Fargo, account number ending in xxxx0583, into which all proceeds of the Term Priority Collateral shall be deposited in accordance with Section 1.8.

“Term Loan Push-Down Reserve” means the amount, as of any date of determination, equal to the difference, if a positive number, between the Term Loan Outstandings minus the Term Loan Borrowing Base.

“Term Loan Reserve Amount” means an amount equal to the lesser of (x) five (5%) percent of the Borrowing Base, based upon the most recent Borrowing Base Certificate received by Agent; or (y) $10,000,000.

“Term Loan Trigger Event” means the earlier to occur of Availability being less than $20,000,000 at anytime, or (b) an Event of Default pursuant to Sections 7.1(f) or 7.1(g).

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets, confidential information, formulas, designs, devices, technology, know-how and other proprietary information;, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trademark Security Agreement” means the Trademark Security Agreement, dated as of even date herewith, made in favor of Agent, for the benefit of the Secured Parties, by each applicable Credit Party, as amended from time to time.

“Transactions Expenses” means all costs and expenses incurred by the Credit Parties in connection with (i) the transactions under the Loan Documents, (ii) the transactions under the ABL Loan Documents and (iii) the ABL Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender (or any transferee or assignee thereof), each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the Stock and Stock Equivalents, at the time as of which any determination is being made, is owned, beneficially and of record, by any Credit Party, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Withholding Agent” means any Credit Party (including the Borrower Representative) and the Agent.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC or the PPSA, as applicable, shall have the meanings therein described.

(b) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(g) Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

11.3 Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Company shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.” A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4 Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

11.5 Québec Matters. For purposes of any assets, liabilities, Collateral or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “security” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” security or security interest shall include a reference to an “opposable” or “set up” hypothec, security or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction security” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, and (t) “accounts” shall include “claims”.

11.6 Language. The parties herein have expressly requested that this Agreement and all related documents be drawn up in the English language. A la demande expresse des parties aux présentes, cette convention et tout document y afférent ont été rédigés en langue anglaise.

11.7 Unlimited Liability Companies. Notwithstanding any provisions to the contrary contained in this Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto, with regard to any Collateral which is shares or membership interests in an unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise formed under the laws of the

Province of Nova Scotia or any other applicable province of Canada (the “Pledged ULC Shares”), any Credit Party who has granted a security interest in Pledged ULC Shares or any Credit Party that is as of the date of this Agreement a sole registered or beneficial owner of Pledged ULC Shares will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent, any of the Lenders or other Secured Parties, or any other Person on the books and records of such unlimited company, unlimited liability company or unlimited liability corporation (“ULC”). Nothing in this Agreement, any other Loan Document or any other document or agreement among all or some of the parties hereto is intended to or shall constitute Agent, any of the Lenders or other Secured Parties or any Person other than such Credit Party to be a member or shareholder of any ULC for the purposes of the Companies Act (Nova Scotia) or other Applicable Law until such time as written notice is given to such Credit Party and all further steps are taken so as to register the Agent, a Lender, a Secured Party or another Person as holder of the Pledged ULC Shares on the books of the ULC. The granting of the security interest pursuant to this Agreement or any other Loan Document is not intended to make Agent, or any of the Lenders or other Secured Parties, a successor to such Credit Party as a member or shareholder of any ULC, and neither Agent nor any of the Lenders or other Secured Parties any of their respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any other Loan Document or exercising any right granted herein or therein unless and until such time, if any, when Agent, any of the Lenders or other Secured Parties or any successor or assign thereof expressly becomes a registered member or shareholder of such ULC. Such Credit Party shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Collateral which is Pledged ULC Shares (subject to any security interest which such Credit Party has granted in such dividend or other distribution) and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Credit Party would if such Pledged ULC Shares were not the subject of a Lien granted to Agent, any of the Lenders or other Secured Parties, or to any other Person pursuant hereto or pursuant to any other Loan Document. To the extent any provision hereof or any other Loan Document would otherwise have the effect of constituting Agent, any of the Lenders or any Person other than an Credit Party as a member or shareholder of any ULC prior to such time as written notice is delivered to such Credit Party and the ULC Shares held by such Credit Party are registered in the name of the Agent, such provision shall be severed herefrom and be ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or such other Loan Document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein or in any other Loan Document to the contrary neither Agent, the Lenders nor any of the Secured Parties nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent, any of the Lenders or other Persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, and upon notice to the Credit Party which has not been rescinded, such Credit Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent or any of the Lenders or other Secured Parties to: (i) be registered as member or shareholder of such ULC; (ii) have any notation entered in its favor in the share register of such ULC; (iii) be held out as member or shareholder of such ULC; (iv) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent, any of the Lenders or other Secured Parties or any other Person holding a security interest in the Pledged ULC Shares; or (v) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

11.8 Intercreditor Agreement. Each Lender hereby (a) consents to the subordination of the Liens securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (b) agrees that this Agreement and the other Loan Documents, and the rights and remedies of the Agent and the Lenders hereunder and thereunder, are subject to the terms of the ABL Intercreditor Agreement (and to the extent any term of this Agreement or any other Loan Document conflicts or is inconsistent with the terms hereof, the terms of the ABL Intercreditor Agreement shall control), (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (d) hereby authorizes and instructs the Agent to enter into the Intercreditor Agreement and to subject the Liens securing the Obligations to the provisions thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

THE TALBOTS, INC.

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Chief Operating Officer & Chief Financial Officer
FEIN:

THE TALBOTS GROUP, LIMITED
PARTNERSHIP

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Vice President
FEIN:

TALBOTS CLASSICS FINANCE
COMPANY, INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

BORROWER REPRESENTATIVE:

THE TALBOTS, INC.

By:	/s/ Michael Scarpa
Name:	Michael Scarpa
Title:	Chief Operating Officer & Chief Financial Officer

Address for wire transfers:

OTHER CREDIT PARTIES:

TALBOTS CLASSICS, INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

TALBOTS IMPORT, LLC

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

BIRCH POND REALTY CORPORATION

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

OTHER CREDIT PARTIES (cont’d):

TALBOTS (CANADA), INC.

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

TALBOTS (CANADA) CORPORATION

By:	/s/ Richard T. O’Connell, Jr.
Name:	Richard T. O’Connell, Jr.
Title:	Vice President
FEIN:

Address for notices for all Credit Parties:

c/o The Talbots, Inc. One Talbots Drive Hingham, Massachusetts 02043 Attn: Chief Operating Officer & Chief Financial Officer Facsimile: (781) 741-7771

With a copy to:

c/o The Talbots, Inc. 211 South Ridge Street Rye Brook, NY 10573 Attn: General Counsel Fascimile: (914) 934-9136

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and as a Lender

By:	/s/ Adam D. Salter
Name:	Adam D. Salter
Title:	Managing Director

Address for Notices:

Wells Fargo Capital Finance One Boston Place, 18th Floor Boston, Massachusetts 02108 Attention: Christian West Phone: (617) 854-7263 Facsimile: (877) 474-3331

With a copy to:

Choate, Hall & Stewart LLP Two International Place Boston, Massachusetts 02110 Attention: Kevin J. Simard, Esq. Phone: (617) 248-4086 Facsimile: (617) 502-4086

Address for payments:

Wells Fargo Bank, National Association 420 Montgomery Street San Francisco, California

Tennenbaum Opportunities Fund VI, LLC, as a Lender

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name:	Michael Leitner
Title:	Managing Partner

Address for Notices:

Tennenbaum Capital Partners, LLC 2951 28th Street, Suite 1000 Santa Monica, CA 90405 Attention: Asher Finci Facsimile: (310) 899-4950

1903 ONSHORE FUNDING, LLC, as a Lender

By:	GB Merchant Partners, LLC
Its	Investment Manager

By:	/s/ Lawrence Klaff
Name:	Lawrence Klaff
Title:	Managing Director

Address for Notices:

Lisa Galeota, Director, Debt Investment Group GB Merchant Partners 101 Huntington Avenue, 10th Floor Boston, MA 02199 Phone: 617.422.6276 Facsimile: 617.210.7141 Email: lgaleota@gordonbrothers.com

STONE TOWER CREDIT SOLUTIONS MASTER FUND LTD., as Lender

By:	Stone Tower Fund Management LLC
Its	Investment Advisor

By:	/s/ Michael W. DelPercio
Name:	Michael W. DelPercio
Title:	Authorized Signatory

Address for Notices:

Stone Tower Credit Solutions Master Fund Ltd. c/o The Bank of New York Mellon 601 Travis Street, 16th Floor Houston, Texas 77002 Attn: Sutee Chobuathong Phone: (713) 483-6372 Fascimile: (347) 577-8449

EXHIBIT 2.1

TO

TERM LOAN AGREEMENT

CLOSING CHECKLIST

On file with the Agent.

EXHIBIT 4.2(b)

TO

TERM LOAN AGREEMENT

FINANCIAL STATEMENT COMPLIANCE CERTIFICATE

Financial Statement Date:             , 20

To:	Wells Fargo Bank, National Association, as Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of February 16, 2012 (as amended, restated, extended, supplemented or otherwise modified in accordance with the terms thereof, the “Loan Agreement”), among The Talbots, Inc., a Delaware corporation (the “Company”), Talbots Classics Finance Company, Inc., a Delaware corporation (“Talbots Finance”) and The Talbots Group, Limited Partnership, a Massachusetts limited partnership (“Talbots Group,” and, together with the Company and Talbots Finance, collectively, the “Borrowers”), each other Credit Party that is a party thereto, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

The undersigned Responsible Officer1 hereby certifies as of the date hereof that he/she is the [                    ] of the Company, and that, as such, he/she is authorized to execute and deliver this Financial Statement Compliance Certificate (this “Certificate”) to the Agent and each Lender on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 4.1(a) of the Loan Agreement for the Fiscal Year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 4.1(b) of the Loan Agreement for the Fiscal Quarter of the Company ended as of the above date. Such financial statements are complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrowers and their Subsidiaries, subject to normal year-end audit adjustments and the absence of footnote disclosures.

[Use following paragraph 1 for fiscal month-end financial statements]

[1]	This certificate should be from the chief financial officer or treasurer of the Borrower Representative, or any other officer having substantially the same authority and responsibility.

1. The Company has delivered the unaudited financial statements required by Section 4.1(c) of the Loan Agreement for the Fiscal Month of the Company ended as of the above date. Such financial statements are complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrowers and their Subsidiaries, subject to normal year-end audit adjustments and the absence of footnote disclosures.

2. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the Borrowers and their Subsidiaries during the fiscal period covered by such financial statements.

3. A review of the activities of the Borrowers and their Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Credit Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Credit Parties contained in Article III of the Loan Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof) as of such earlier date.

5. Attached hereto as Appendix I are reasonably detailed calculations necessary to determine whether, at any time, Availability (without giving effect to the Availability Block) at any time was less than an amount equal to the greater of (A) the lesser of (a) ten percent (10.00%) of the commitments under the ABL Credit Agreement then in effect and (b) ten percent (10.00%) of the Borrowing Base (without giving effect to the Term Loan Push Down Reserve or the Term Loan Reserve Amount), based upon the most recent Borrowing Base Certificate received by Agent; and (B) the sum of (i) $17,500,000 plus (ii) upon the occurrence of a Term Loan Trigger Event the Term Loan Reserve Amount.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as [            ] [    ], 20[    ].

THE TALBOTS, INC., as Borrower Representative

By:
Name:
Title:

[Signature Page to Financial Statement Compliance Certificate]

APPENDIX I

Calculation of Availability

EXHIBIT 11.1(a)

TO

TERM LOAN AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT, dated as of the Effective Date, is entered into between                      (the “Assignor”) and                      (the “Assignee”).

The parties hereto hereby agree as follows:

Borrowers:	The Talbots, Inc., a Delaware corporation, The Talbots Group, Limited Partnership, a Massachusetts limited partnership and Talbots Classics Finance Company, Inc., a Delaware corporation

Agent:	Wells Fargo Bank, National Association, as administrative agent for the Lenders referred to below (together with its successors and permitted assigns)

Loan Agreement:	Term Loan Agreement, dated as of February 16, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time), among the Borrowers, The Talbots, Inc., as Borrower Representative for itself and the other Borrowers, each other Credit Party that is a party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”) and the Agent. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

[Trade Date:	, ][2]

Effective Date:	, [3]

Assignor’s Aggregate Term Loan Commitments and/or Term Loan Outstanding	Term Loan FIFO Commitment assigned[4]	Percentage assigned[5]		Term Loan LIFO Commitment assigned	Percentage assigned		Resulting Assignor Term Loan FIFO Commitment	Resulting Assignee Term Loan FIFO Commitment	Resulting Assignor Term Loan LIFO Commitment	Resulting Assignee Term Loan LIFO Commitment
$	$	.	%	$	.	%
$	$	.	%	$	.	%
$	$	.	%	$	.	%

*	In each case in the above chart where reference is made to the Aggregate Term Loan Commitments, Term Loan FIFO Commitment, and Term Loan LIFO Commitment, to the extent such commitments have expired as of the Effective Date, such terms shall be deemed to refer to the Term Loans outstanding, LIFO Loans outstanding and FIFO Loans outstanding, as applicable.

[2]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.
[3]	To be filled out by Agent upon entry in the Register.
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.
[5]	Set forth, to at least nine decimals, the Assigned Interest as a percentage of the Aggregate Term Loan Commitment. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Loan Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing, signing and delivering this assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the Aggregate Term Loan Commitments, the aggregate Term Loans outstanding, the percentage of the Term Loans or percentage of Aggregate Term Loan Commitment represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Note held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Note for new Note(s) in accordance with Section 1.2 of the Loan Agreement.

Section 3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not an Affiliate or an Approved Fund of a Lender] [an Affiliate or an Approved Fund of             , a Lender]6 and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via [ClearPar® or any other] electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Loan Agreement, (f) specifies as its lending

[6]	Delete as appropriate.

office (and address(es) for notices) the offices at the addresses set forth beneath its name on the signature page hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Loan Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Loan Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Loan Agreement, the Borrowers, this Assignment (including its attachments, if any) will be delivered to the Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (a) the acceptance of this Assignment by the Agent and (b) the recording of this Assignment in the Register. The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5. Effect. As of the Effective Date (a) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Loan Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6. Distribution of Payments. On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7. Miscellaneous.

(a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b) On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c) This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d) This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Lending Office for Assignee:

[Insert Address (including contact name, fax number and e-mail address)]

[Signature Page to Assignment]

ACCEPTED and AGREED this day of 20 :

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[THE TALBOTS, INC., as Borrower Representative][7]

By:
Name:
Title:

[7]	Include only if required pursuant to Section 9.9 of the Loan Agreement.

[Signature Page to Assignment]

EXHIBIT 11.1(b)

TO

TERM LOAN AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

See attached.

Form of Borrowing Base Certificate - Exhibit 11.1(b)
The Talbots, Inc.
REVOLVING LINE OF CREDIT & TERM LOAN AVAILABILITY CALCULATION AT COST
M/DD/YY

			ABL BB		TERM LOAN BB
ACCOUNTS RECEIVABLE					
Eligible Credit Card Accounts	M/DD/YY	$ -		$ -	
Advance Rate		85.0%		15.0%	
(A) Credit Card Availability			$ -		$ -
Eligible PL Credit Card Accounts	M/DD/YY	$ -		$ -	
NOLV Factor per MMM YYYY Appraisal		0.00%		0.00%	
NOLV Of Eligible PL Credit Card Accounts		$ -		$ -	
Advance Rate		85.0%		15.0%	
(B) PL Credit Card Accounts Availability			$ -		$ -
INVENTORY					
Eligible Inventory (Excluding In-Transit)	M/DD/YY	$ -		$ -	
NOLV Factor per MMM YYYY Appraisal		0.0%		0.0%	
NOLV Of Eligible Inventory		$ -		$ -	
Advance Rate		85.0%		15.0%	
(C) Available Inventory			$ -		$ -
In-Transit / Eligible Supplemental Inventory - Lesser of:	M/DD/YY				
Eligible In-Transit / Supplemental Inventory		$ -		$ -	
NOLV Factor per MMM YYYY Appraisal		0.0%		0.0%	
NOLV Of Eligible In-Transit / Supplemental Inventory		$ -		$ -	
Advance Rate		85.0%		65.0%	
(D) Available In-Transit / Supplemental Inventory		$ -		$ -	
(E) $25,000,000 / $10,000,000 CAP		$ 25,000,000		$ 10,000,000	
(F) Lesser Of (D) Or (E)		$ -		$ -	
(G) 10% Of (A+B+C+H)		$ -		N/A	
(H) Available In-Transit / Supplemental Inventory (Lesser of (F) or (G) for the ABL BB)			$ -		$ -
REAL ESTATE					
Real Estate - Lesser of:					
Eligible Real Estate	M/DD/YY			$ -	
Advance Rate				30.0%	
(H.i) Advanced Value				$ -	
(H.ii) $15,000,000 CAP				$ 15,000,000	
(H.iii) Available Real Estate (Lesser of (H.i) or (H.ii) for the Term Loan BB)					$ -
INTELLECTUAL PROPERTY					
Intellectual Property - Lesser of:					
Eligible Intellectual Property	M/DD/YY			$ -	
Advance Rate				37.5%	
(H.iv) Advanced Value				$ -	
(H.v) $15,000,000 CAP				$ 15,000,000	
(H.vi) Available Real Estate (Lesser of (H.iv) or (H.v) for the Term Loan BB)					$ -
(I) Borrowing Base Before Reserves (A+B+C+H) / (A+B+C+H+H.iii+H.vi)			$ -		$ -
Reserves					
47% Of Gift Cards And Merchandise Credits		$ -			
100% Of Customer Refunds Due		$ -			
Freight/Duty on In Transit		$ -			
Mass Tax Lien		$ -			
Landlord Lien And Texas Ad Valorem		$ -			
Term Loan Push Down (benefit to Term Loan BB if in effect)		$ -			$ -
(J) Total Reserves			$ -		$ -
(K) Borrowing Base (I-J)			$ -		$ -
(L) Availability Block (a) - Lesser Of 10% Of Borrowing Base Or Aggregate Revolving Loan Commitment Excluding The Term Loan Push Down Reserve; Minimum Of $17.5MM			$ 17,500,000		$ -
(M) Availability Block (b) - If Availability <$20MM Or After An Event Of Default Pursuant to Sections 7.1(f) Or 7.1(g), Lesser Of 5% Of Borrowing Base Or $10MM			$ -		$ -
(N) Borrowing Base Less Availability Blocks (K-L-M)			$ (17,500,000)		$ -
(O) Aggregate Revolving Loan Commitment / Term Loan at Close			$ 200,000,000		$ 75,000,000
(P) Maximum Borrowing Availability (Lesser Of (N) Or (O))			$ (17,500,000)		$ -
Revolving Loans And Swing Loans / Term Loan Amortization		$ -		$ -	
Letter of Credit Obligations		$ -			
(Q) Aggregate Revolving Exposure / Term Loan Outstanding			$ -		$ -
(R) Availability (P-Q)			$ (17,500,000)		$ -
% Availability			N/A		

This certificate is delivered pursuant to (i) Section 4.2(d) of the Amended and Restated Credit Agreement, dated as of February 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The Talbots, Inc. ("Talbots"), Talbots Classics Finance Company, Inc. ("Talbots Classics"), The Talbots Group, Limited Partnership (together with Talbots and Talbots Classics, the "Borrowers"), the Credit Parties (as defined in the Credit Agreement) from time to time party thereto, General Electric Capital Corporation, as Agent (as defined in the Credit Agreement, the "Revolving Agent")) for the several financial institutions from time to time party thereto, and as a Lender (as defined in the Credit Agreement) and (ii) Section 4.2(d) of the Term Loan Agreement dated as of February 16, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among the Borrowers, the Credit Parties (as defined in the Loan Agreement) from time to time party thereto, and Wells Fargo Bank, National Association, as Agent (as defined in the Loan Agreement, the "Term Loan Agent")) for the several financial institutions from time to time party thereto, and as a Lender (as defined in the Loan Agreement).

The undersigned, a Responsible Officer (as defined in each of the Credit Agreement and Loan Agreement) of Talbots is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of the Borrowers and hereby certifies on behalf of the Credit Parties (as defined in each of the Credit Agreement and Loan Agreement) that the Borrowing Base and Term Loan Borrowing Base (as defined in each of the Credit Agreement and Loan Agreement, respectively) and the information set forth above and supporting documentation and information delivered herewith is (i) true and correct in all respects and (ii) all calculations are made in accordance with the Credit Agreement or Loan Agreement, as applicable. The Borrower Representative understands that the Revolving Agent, Term Loan Agent and the Lenders under the Credit Agreement and Loan Agreement will extend Loans and the Term Loan (as defined in each of the Credit Agreement and Loan Agreement, respectively) to the Borrowers in reliance upon the information contained herein.

By: ______________________ Title: Chief Financial Officer

EXHIBIT 11.1(c)

TO

TERM LOAN AGREEMENT

FORM OF NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	, 20

FOR VALUE RECEIVED, the undersigned, The Talbots, Inc., a Delaware corporation (the “Company”), Talbots Classics Finance Company, Inc., a Delaware corporation (“Talbots Finance”) and The Talbots Group, Limited Partnership, a Massachusetts limited partnership (“Talbots Group,” and, together with the Company and Talbots Finance, collectively, the “Borrowers”), hereby jointly and severally promise to pay to the lender set forth above (the “Lender”) the principal amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loans (as defined in the Loan Agreement referred to below) of the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Loan Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of February 16, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrowers, the Company, as Borrower Representative for itself and the other Borrowers, each other Credit Party that is a party thereto, the Lender, the other financial institutions from time to time party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent for the Lender and such other financial institutions (in such capacity and together with its successors and permitted assigns, the “Agent”). Capitalized terms used herein without definition are used as defined in the Loan Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Loan Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrowers.

Both principal and interest are payable in Dollars to the Agent at the address set forth in the Loan Agreement, in immediately available funds.

The Loan Agreement, among other things, (a) provides for the making of a Term Loan by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Borrowers resulting from such Term Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Loan Agreement, including, without limitation, Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial), 9.23 (Joint and Several) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

THE TALBOTS, INC.

By:
Name:
Title:

TALBOTS CLASSICS FINANCE COMPANY, INC.

By:
Name:
Title:

THE TALBOTS GROUP, LIMITED PARTNERSHIP

By:
Name:
Title:

[Signature Page to Note]